UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RadioShack Corporation

(Name of Registrant as Specified In Its Charter)

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Julian C. Day Chairman of the Board and Chief Executive Officer
300 RadioShack Circle
Fort Worth, Texas 76102

April 12, 2007

Dear Shareholder,

I would like to cordially invite you to attend our 2007 Annual Meeting. It will be held on Thursday, May 17, 2007, at 10:00 a.m., at RadioShack Corporation, in the Trinity Building, at RadioShack Riverfront Headquarters, 300 RadioShack Circle, in Fort Worth, Texas.

The formal notice of the meeting, the proxy statement, our 2006 Annual Report and your proxy card are enclosed in this mailing.

Sincerely,

JULIAN C. DAY

Chairman of the Board and Chief Executive Officer

Your vote is important. We encourage you to sign and return your proxy card or to vote by telephone or the Internet prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of additional proxy solicitation.

300 RadioShack Circle

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., local time Thursday, May 17, 2007

LOCATION	RadioShack Corporation Trinity Building RadioShack Riverfront Campus 300 RadioShack Circle Fort Worth, Texas 76102

ITEMS OF BUSINESS

(1)    Elect 10 directors to serve until the 2008 Annual Meeting or until their successors are elected and qualified.

(2)    Ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of RadioShack to serve for the 2007 fiscal year.

(3)    Adopt the RadioShack Corporation 2007 Restricted Stock Plan.

(4)    Approve an amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.

(5)    Vote on a proposal submitted by a shareholder if properly presented at the meeting.

(6)    Transact any other business properly brought before the meeting or any adjournment of the meeting.

RECORD DATE	March 20, 2007

ANNUAL MEETING ADMISSION	You may be required to present an admission ticket (printed on the proxy card) or other proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

DAVID S. GOLDBERG

Senior Vice President, General Counsel and Corporate Secretary

April 12, 2007

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

RADIOSHACK CORPORATION

300 RadioShack Circle

Fort Worth, Texas 76102

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 17, 2007

Your board of directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the RadioShack Corporation 2007 annual meeting of shareholders. The meeting will be held on Thursday, May 17, 2007, at 10:00 a.m., local time, at RadioShack Corporation, Trinity Building, RadioShack Riverfront Campus, 300 RadioShack Circle, Fort Worth, Texas 76102. For directions to the meeting, please refer to your proxy card. The proxies also may be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to shareholders on or about April 12, 2007.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, March 20, 2007, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each shareholder is entitled to one vote for each share of common stock he or she held on March 20, 2007. We had 136,231,935 shares of common stock outstanding on March 20, 2007, which includes 5,043,851 shares of common stock held under the RadioShack 401(k) Plan.

What are the board’s recommendations?

The board’s recommendations are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the election of the nominated slate of directors (Item 1),

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors (Item 2),

•	FOR the proposal to adopt the RadioShack Corporation 2007 Restricted Stock Plan (Item 3),

•	FOR the proposal to approve the amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan (Item 4), and

•	AGAINST the shareholder proposal (Item 5).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number shown on your proxy card.

•	Internet proxy: You can vote on the Internet at the Web site address shown on your proxy card.

•

In person:  You can vote in person at the meeting. If you own your shares in street name, you will need to obtain a legal proxy from your broker or bank and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank or broker makes these methods available. In this case, the bank or broker will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

Election of Directors. In the vote on the election of the 10 director nominees, you may:

•	vote in favor of all nominees,

•	vote to withhold votes as to all nominees, or

•	vote to withhold votes as to specific nominees.

Ratification of Independent Auditors. In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors, you may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.

Adoption of Restricted Stock Plan. In the vote on the adoption of the RadioShack Corporation 2007 Restricted Stock Plan, you may:

•	vote in favor of the plan,

•	vote against the plan, or

•	abstain from voting on the plan.

Amendment to RadioShack 2004 Annual and Long-Term Incentive Compensation Plan. In the vote on the amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, you may:

•	vote in favor of the amendment,

•	vote against the amendment, or

•	abstain from voting on the amendment.

Shareholder Proposal. In the vote on the shareholder proposal, you may:

•	vote in favor of the proposal,

•	vote against the proposal, or

•	abstain from voting on the proposal.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted

•	FOR the election of all director nominees,

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors,

•	FOR the proposal to adopt the RadioShack Corporation 2007 Restricted Stock Plan,

•	FOR the proposal to approve the amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan, and

•	AGAINST the shareholder proposal.

How are votes counted?

Directors are elected by a plurality of votes cast at the meeting. All other matters submitted to a vote of shareholders will be determined by a majority of the votes cast.

We have a policy of confidential voting that applies to all shareholders, including RadioShack employee-shareholders.

What is the quorum requirement for the annual meeting?

To achieve a quorum at the annual meeting, the holders of a majority of outstanding common stock as of the record date must be present, either in person or by proxy.

How are abstentions and broker non-votes counted?

Abstentions and broker non-votes count for quorum purposes. With respect to the election of directors, abstentions will be counted as withheld votes. For purposes of determining whether a proposal has received a majority vote, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a negative vote.

For purposes of determining whether a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How will shares of common stock held in RadioShack 401(k) Plan be voted?

Each participant in the RadioShack 401(k) Plan is entitled to direct the plan trustee on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee how to vote the shares in his or her account, the trustee will vote those shares in the same proportion as other participants who have directed the trustee to vote their shares.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to RadioShack at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a revocation of a proxy to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF4-324, 300 RadioShack Circle, Fort Worth, Texas 76102.

Who can attend the meeting?

Shareholders as of the record date, March 20, 2007, or their duly appointed proxies, may attend the meeting.

We may require you to provide your admission ticket as well as a form of personal identification to enter the annual meeting. If you are a shareholder of record, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the annual meeting, please retain the admission ticket. If you own shares in street name, please contact your bank or broker to obtain an admission ticket; however, please note that even if you obtain an admission ticket from your bank or broker to attend the meeting, you will not be able to vote your shares at the meeting without also obtaining a legal proxy from your bank or broker.

If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you are a RadioShack shareholder.

Where do I find the voting results of the meeting?

We will publish the voting results in our Form 10-Q for the second quarter of 2007, which we will file with the SEC in August 2007.

What is householding?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides convenience for shareholders and cost savings for companies. RadioShack and some brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Each shareholder will receive his or her own proxy card. Once you have received notice from your broker or us that they or we will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker (if your shares are held in a brokerage account) or us (if your shares are registered in your name). You can notify us by sending a written request to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF4-324, 300 RadioShack Circle, Fort Worth, Texas 76102, or by calling Shareholder Services at (817) 415-3021.

ITEM 1—ELECTION OF DIRECTORS

Ten directors are recommended for election to the board of directors at the 2007 annual meeting. Directors are elected for a one-year term and serve until the next annual meeting where their successors are elected, or if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling to serve, if elected. If any nominee, however, should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

NOMINEES FOR ELECTION AS DIRECTORS

Frank J. Belatti Age 59 Director since 1998

Mr. Belatti has served as Managing Partner of Equicorp Partners, LLC (an advisory services and investment banking firm) since January 2006. Mr. Belatti has also served as Chairman of AFC Enterprises, Inc. (the parent company of Popeyes Chicken & Biscuits) since November 1992. Mr. Belatti previously served as Chief Executive Officer of AFC Enterprises, Inc. from November 1992 to September 2005. He is a director of AFC Enterprises, Inc.

Mr. Belatti is currently the chair of the Management Development and Compensation Committee and is a member of the Executive Committee and the Finance and Strategic Transactions Committee.

Julian C. Day Age 54 Director since 2006

Mr. Day was appointed Chief Executive Officer and Chairman of the Board of RadioShack in July 2006. Prior to his appointment, Mr. Day was a private investor. Mr. Day became the President and Chief Operating Officer of Kmart Corporation (a mass merchandising company) in March 2002 and served as Chief Executive Officer of Kmart from January 2003 to October 2004. Following the merger of Kmart and Sears, Roebuck and Co. (a broadline retailer), Mr. Day served as a Director of Sears Holding Corporation (the parent company of Sears, Roebuck and Co. and Kmart Corporation) until April 2006. Mr. Day joined Sears as Executive Vice President and Chief Financial Officer in 1999, and was promoted to Chief Operating Officer and a member of the Office of the Chief Executive, where he served to 2002.

Mr. Day is currently a member of the Executive Committee.

Robert S. Falcone Age 60 Director since 2003

Mr. Falcone is President and Chief Executive Officer of GCR Custom Research, LLC (a custom market research firm). From January 2005 to July 2006, Mr. Falcone was President and Chief Executive Officer of Catalyst Acquisition Group (a private equity buyout firm). From April 2003 through November 2004, Mr. Falcone was Executive Vice President and Chief Financial Officer of BearingPoint, Inc. (a consulting, systems integration and managed service firm). From March 2002 to March 2003, Mr. Falcone was a financial consultant to early stage enterprises, and he was Senior Vice President and Chief Financial Officer of 800.com (an Internet retailer of consumer electronics) from January 2000 to March 2002. He is a director of Broadcaster, Inc. and Nautilus, Inc.

Mr. Falcone is currently the chair of the Audit and Compliance Committee and is a member of the Executive Committee and the Management Development and Compensation Committee.

Daniel R. Feehan Age 56 Director since 2003

Mr. Feehan has been Chief Executive Officer and President of Cash America International, Inc. (a provider of specialty financial services to individuals) since February 2000. He is a director of Cash America International, Inc. and AZZ Incorporated.

Mr. Feehan is currently the chair of the Finance and Strategic Transactions Committee and is a member of the Executive Committee and the Management Development and Compensation Committee.

Richard J. Hernandez Age 63 Director since 2001

Mr. Hernandez has been the Retired President of McKesson Corporate Solutions, McKesson Corporation (a provider of supply, information and care management products and services for the healthcare industry) since January 2005. From January 2000 to December 2004, Mr. Hernandez was the President of McKesson Corporate Solutions, McKesson Corporation.

Mr. Hernandez is currently a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

H. Eugene Lockhart Age 57 Director since 2003

Mr. Lockhart has been a Partner of Diamond Castle Holdings (a buyout and private equity firm) since joining the firm in May 2005. From January 2003 to May 2005, Mr. Lockhart was a Venture Partner with Oak Investment Partners (a venture capital firm). From 2000 to 2003, he was Chairman of The New Power Company (a provider of energy and related services). NewPower Holdings, Inc. (and its subsidiaries, including The New Power Company) filed for bankruptcy protection on June 11, 2002, and a bankruptcy plan was confirmed on October 27, 2002. Mr. Lockhart has previously been President and Chief Executive Officer of MasterCard International Incorporated (a credit card company) and President of the Global Retail Bank of Bank of America Corporation (a banking company). He is a director of IMS Health Inc., Asset Acceptance Capital Corp. and Huron Consulting Group Inc.

Mr. Lockhart is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Jack L. Messman Age 67 Director since 1993

Mr. Messman has served as a private equity investor and as a consultant since June 2006. From July 2001 to June 2006, Mr. Messman served as President, Chief Executive Officer and Chairman of the Board of Novell, Inc. (a provider of information solutions through various software platforms), and Mr. Messman served as President and Chief Executive Officer of Cambridge Technology Partners, Inc. (now a subsidiary of Novell, Inc.) from July 1999 to June 2001. He is a director of Safeguard Scientifics, Inc. and Timminco Limited.

Mr. Messman is currently a member of the Corporate Governance Committee and the Management Development and Compensation Committee.

William G. Morton, Jr. Age 70 Director since 1987

Mr. Morton has served as a director and an advisor in the securities industry and also as a corporate director and a trustee of several non-profit organizations since October 2002. From June 1985 to March 2001, Mr. Morton served as the Chairman and Chief Executive Officer of the Boston Stock Exchange, and as Chairman Emeritus of the Boston Stock Exchange from March 2001 to October 2002. He is a director of J.P. Morgan Funds.

Mr. Morton is currently a member of the Audit and Compliance Committee and the Corporate Governance Committee.

Thomas G. Plaskett Age 63 Director since 1986

Mr. Plaskett has served as Chairman of Fox Run Capital Associates (a private consulting firm) since 1999, and is a corporate director and a business consultant. He is Chairman of the Board of Novell, Inc. and of Platinum Research Organization, Inc. and a director of Alcon, Inc.

Mr. Plaskett is currently the chair of the Corporate Governance Committee and is a member of the Executive Committee and the Finance and Strategic Transactions Committee. He has also been designated the presiding director of the board (please refer to the discussion on page 19 for additional information).

Edwina D. Woodbury Age 55 Director since 1998

Ms. Woodbury has been President and Chief Executive Officer of The Chapel Hill Press, Inc. (a publishing services company) since July 1999 and was a Consultant from January 1999 through June 1999. From February 1998 through December 1998, Ms. Woodbury was Executive Vice President—Business Process Redesign of Avon Products, Inc. (a direct seller of beauty and related products), and was Senior Vice President, Chief Financial and Administrative Officer of Avon Products, Inc. from November 1993 to February 1998. She is a director of R. H. Donnelley Corp.

Ms. Woodbury is currently a member of the Audit and Compliance Committee and the Finance and Strategic Transactions Committee.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

OWNERSHIP OF SECURITIES

Securities Owned by Directors and Officers

The following table sets forth information regarding beneficial ownership of common stock by each director and nominee, the named executive officers employed as of December 31, 2006 in the summary compensation table beginning on page 50, and our directors, nominees and executive officers as a group, as of February 28, 2007 (except as otherwise noted).

	Amount and Nature of Common Stock Beneficially Owned[1]
Name	Number of Shares Held of Record		Right to Acquire[2]	Number of Shares Beneficially Owned	Percent of Class	Deferred and Common Stock Units[3]
Frank J. Belatti, Director	2,500		116,000	118,500	*	10,767
Julian C. Day, Chairman of the Board and Chief Executive Officer	0		0	0	*	0
Robert S. Falcone, Director	3,826		20,000	23,826	*	10,767
Daniel R. Feehan, Director	2,610		20,000	22,610	*	17,899
Richard J. Hernandez, Director	892		68,000	68,892	*	19,943
H. Eugene Lockhart, Director	2,000		20,000	22,000	*	10,767
Jack L. Messman, Director	3,572		112,000	115,572	*	38,886
William G. Morton, Jr., Director	6,212		96,000	102,212	*	24,744
Thomas G. Plaskett, Director	17,639		102,000	119,639	*	14,499
Edwina D. Woodbury, Director	1,000	[4]	116,000	117,000	*	17,156

James F. Gooch, Executive Vice President and Chief Financial Officer	43,000		0	43,000	*	0
David P. Johnson, Senior Vice President and Corporate Controller[5]	28,210		454,682	482,892	*	19,288
Wesley V. Lowzinski, Senior Vice President and General Merchandise Manager	6,500		3,632	10,132	*	5,421
Gary M. Stone, Former Senior Vice President of Real Estate[6]	0		11,666	11,666	*	19,585

Directors and executive officers as a group (17 people)	139,497		1,245,503	1,385,000	1.0%	214,290

Claire H. Babrowski, Former Acting Chief Executive Officer, President and Chief Operating Officer[7]	12,026		0	12,026	*	0
David G. Barnes, Former Executive Vice President and Chief Financial Officer[8]	0		0	0	*	0
David J. Edmondson, Former President and Chief Executive Officer[9]	50,988		0	50,988	*	0
Mark C. Hill, Former Senior Vice President – Chief Corporate Development Officer[10]	15,902		0	15,902	*	0
Leonard H. Roberts, Retired Executive Chairman[11]	102,646		3,355,000	3,457,646	2.5%	0

*	Less than 1%.

(1)	Each person has sole dispositive and voting power with respect to the shares indicated, except as otherwise noted.

(2)	Shares acquirable by exercising stock options within 60 days after February 28, 2007.

(3)	Deferred stock units and common stock units are not shares of common stock and have no voting power. The deferred stock units have been granted under the RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors (Deferred Stock Unit Plan). The common stock units for directors represent director fee deferrals and partial RadioShack matches under the Directors’ Unfunded Deferred Compensation Plan. These stock units are distributable only in RadioShack common stock. The common stock units for executive officers represent salary and bonus deferrals and RadioShack percentage matches under either or both of RadioShack’s Executive Deferred Compensation Plan and the Executive Deferred Stock Plan. These stock units are also distributable only in RadioShack common stock.

(4)	Shares held in an account on which there is a line of credit.

(5)	Amounts include shares held by Mr. Johnson’s spouse in the RadioShack 401(k) plan and shares acquirable by Mr. Johnson’s spouse pursuant to stock options that are exercisable within 60 days after February 28, 2007.

(6)	Mr. Stone ceased being a RadioShack employee on March 1, 2007.

(7)	Ms. Babrowski’s employment was terminated effective August 31, 2006. The number of shares held of record reflects information for Ms. Babrowski as of that date.

(8)	Mr. Barnes resigned effective July 29, 2006. The number of shares held of record reflects information for Mr. Barnes as of that date.

(9)	Mr. Edmondson resigned effective February 20, 2006. The number of shares held of record reflects information for Mr. Edmondson as of that date (other than the number of shares of common stock held in RadioShack’s 401(k) Plan, which has been updated as of February 28, 2007).

(10)	Mr. Hill resigned effective March 31, 2006. The number of shares held of record reflects information for Mr. Hill as of that date.

(11)	Mr. Roberts retired effective May 18, 2006. The number of shares held of record reflects information for Mr. Roberts as of that date.

Securities Owned by Principal Shareholders

The following table sets forth information as of the dates set forth below about shareholders we know as of February 28, 2007 to be the beneficial owners of more than 5% of RadioShack’s issued and outstanding common stock, based on a review of documents publicly filed with the SEC.

Name and Address [1]	Number of Shares Beneficially Owned	Percent of Class
FMR Corp.[2] 82 Devonshire Street Boston, Massachusetts 02109	20,359,512	14.99%
T. Rowe Price Associates, Inc.[3] 100 E. Pratt Street Baltimore, Maryland 21202	8,474,228	6.2%

(1)	Table does not include the RadioShack 401(k) Plan Trustee, which holds RadioShack common stock for the benefit of RadioShack 401(k) Plan participants.

(2)	According to Schedule 13G filed with the SEC on February 14, 2007, the following entities, which are affiliates of one another, are the beneficial owners (in the manner indicated) of an aggregate of 20,359,512 shares (or 14.99%) of RadioShack common stock: Fidelity Management & Research Company is the beneficial owner of 20,249,002 shares; Pyramis Global Advisors Trust Company is the beneficial owner of 110,410 shares; and Fidelity International Limited is the beneficial owner of 100 shares.

(3)	According to Schedule 13G filed with the SEC on February 14, 2007, T. Rowe Price Associates, Inc. is the beneficial owner (in the manner indicated) of an aggregate of 8,474,228 shares (or 6.2%) of RadioShack common stock, and has sole voting power with respect to 2,101,281 shares and sole dispositive power with respect to 8,474,228 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Executive officers, directors and certain persons who own more than 10% of RadioShack common stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

•	to file reports of their ownership of common stock with the SEC, and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as described below, we believe that all required Section 16(a) reports were timely filed in 2006. RadioShack inadvertently failed to timely file one Form 4 transaction on behalf of Mr. Johnson in February 2006. The Form 4 transaction involved a grant of options to Mr. Johnson on February 23, 2006. The required report to reflect this acquisition was filed with the SEC on April 3, 2006.

MEETINGS AND COMMITTEES OF THE BOARD

Information about Meetings, Attendance and Committees

In 2006, the board of directors held 13 meetings (both in person and by telephone), and committees of the board of directors held a total of 37 meetings (both in person and by telephone). Each director attended at least 82% of the aggregate of all meetings of the board of directors and the committees on which he or she served during 2006, and average attendance by the incumbent directors was 95%.

The board has five standing committees: the Audit and Compliance Committee, the Corporate Governance Committee, the Finance and Strategic Transactions Committee, the Executive Committee, and the Management Development and Compensation Committee. Other than the Executive Committee, all of the standing committees are composed entirely of independent, non-employee directors.

Executive sessions without management directors present are scheduled at each board meeting. Thomas G. Plaskett has been designated as the presiding director for each executive session of the board. Additional information about this role is described under “Presiding Director” on page 19.

The board of directors and each committee of the board (other than the Executive Committee) conducted an evaluation of their performance in 2006.

Board Committees and Functions

Audit and Compliance Committee

Members:	Five independent, non-employee directors: • Robert S. Falcone (Chair) • Richard J. Hernandez • H. Eugene Lockhart • William G. Morton, Jr. • Edwina D. Woodbury

Number of Meetings Held in 2006: 13

Functions:

•        Assists the board of directors in fulfilling its oversight responsibilities with respect to the integrity of

•        RadioShack’s financial statements,

•        the financial reporting and disclosure control process,

•        the systems of internal accounting and financial controls,

•        the internal audit function,

•        the annual independent integrated audit of RadioShack’s financial statements and internal control over financial reporting, and

•        RadioShack’s compliance with legal and regulatory requirements.

•        Oversees RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting).

•        Oversees and evaluates the performance of RadioShack’s independent registered public accounting firm (the “independent auditors”), including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the quality review partner.

•        Seeks to maintain free and open communication among the committee, independent auditors, the internal auditors and management.

•        Produces an annual report for inclusion in the proxy statement.

Financial Experts:	The board of directors has unanimously determined that each member of the Audit and Compliance Committee is financially literate under New York Stock Exchange listing standards and that at least one member has financial management expertise. Additionally, the board of directors has unanimously determined that each of the following independent members of the Audit and Compliance Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations: Robert S. Falcone, Richard J. Hernandez, H. Eugene Lockhart and Edwina D. Woodbury.

Corporate Governance Committee

Members:	Four independent, non-employee directors: • Thomas G. Plaskett (Chair) • H. Eugene Lockhart • Jack L. Messman • William G. Morton, Jr.

Number of Meetings Held in 2006: 8

Functions:

•        Develops, recommends, implements and maintains RadioShack’s Corporate Governance Framework.

•        Identifies and recommends directors and committee members.

•        Oversees the board and evaluates senior management.

•        Oversees board and committee evaluations.

•        Oversees RadioShack’s Code of Ethics.

•        Oversees risk management and compliance.

Executive Committee
Members:	Five directors, including four independent, non-employee directors: • Frank J. Belatti • Julian C. Day • Robert S. Falcone • Daniel R. Feehan • Thomas G. Plaskett The committee designates its chair.

Number of Meetings Held in 2006: 1

Functions:

•        Exercises all powers of the board of directors when it is impracticable to assemble the full board, unless the actions are otherwise prohibited by law or involve amending the charter of any committee of the board.

Finance and Strategic Transactions Committee
Members:	Four independent, non-employee directors: • Daniel R. Feehan (Chair) • Frank J. Belatti • Thomas G. Plaskett • Edwina D. Woodbury

Number of Meetings Held in 2006: 7

Functions:	• Assists the board with its responsibility relating to oversight of RadioShack’s financial affairs and strategic transactions.

Management Development and Compensation Committee (MD&C Committee)
Members:	Five independent, non-employee directors: • Frank J. Belatti (Chair) • Robert S. Falcone • Daniel R. Feehan • Richard J. Hernandez • Jack L. Messman

Number of Meetings Held in 2006: 8

Functions:

•        Reviews and approves annually the corporate goals and objectives related to the CEO’s compensation, evaluates the CEO’s performance in light of the goals and objectives and, based on this evaluation, sets the CEO’s annual compensation.

•        Appoints our executive officers and may appoint other officers.

•        Approves annually the overall compensation methodology for our officers (including executive officers), as well as the individual compensation components of this overall methodology.

•        Approves any compensation agreements between RadioShack and any executive officer (other than agreements with the CEO, which are approved by the board).

•        Oversees and administers our incentive compensation and equity-based compensation plans and other benefit plans.

•        Reviews and discusses the Compensation Discussion and Analysis section, included in the proxy statement, with management and produces an annual report for inclusion in the proxy statement.

Committee Charters

A copy of the charters of the Audit and Compliance Committee, the Corporate Governance Committee, the Executive Committee, the Finance and Strategic Transactions Committee and the MD&C Committee may be found on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” You can obtain a copy of each of these charters by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

CORPORATE GOVERNANCE

Director Independence

The board of directors has adopted criteria for determining whether a director is independent from management. The board believes that at least 75% of its members should be independent, non-employee directors. The board annually reviews commercial and charitable relationships that directors may have with RadioShack to determine whether RadioShack’s non-employee directors are, in fact, independent.

To assist it in determining director independence, the board has established the following guidelines consistent with the listing standards of the New York Stock Exchange:

•	No director who is a current employee, or who has been an employee within the preceding three years, of RadioShack may be considered independent.

•	No director who is, or whose immediate family member is, a current partner of RadioShack’s independent auditors may be considered independent.

•	No director who is a current employee of RadioShack’s independent auditors may be considered independent.

•

No director who has an immediate family member who is a current employee of RadioShack’s independent auditors and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice may be considered independent.

•	A director will not be considered independent if, within the preceding three years:

•	an immediate family member of the director has been an executive officer of RadioShack;

•

the director or an immediate family member of the director has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from RadioShack (other than director and committee fees);

•	the director or an immediate family member was a partner or employee of RadioShack’s independent auditors and personally worked on RadioShack’s audit within that time;

•	an executive officer of RadioShack was on the compensation committee of a company that employed the director or an immediate family member of the director as an executive officer; or

•

the director is an executive officer or an employee of, or an immediate family member was an executive officer of, another company that makes payments to or receives payments from RadioShack, in an annual amount that, in any year, exceed the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	The following commercial or charitable relationships will not, by themselves, impair a director’s independence:

•

a director is an executive officer of another company that is indebted to RadioShack, or to which RadioShack is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company he or she serves as an executive officer;

•

a director serves as an officer, director or trustee of a charitable organization and RadioShack’s charitable contributions to such organization are less than the greater of $1,000,000 or 2% of the organization’s total annual charitable receipts; or

•

a director is an executive officer of another company that does business with RadioShack, and the payments made to or received from RadioShack, annually, in any year, are less than the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•

For relationships not covered by these guidelines, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, will be made by the directors who satisfy the independence guidelines set forth above. If the board determines that a relationship is not material, and the relationship does not satisfy one of the specific categories of immaterial relationships identified above, RadioShack will explain in its proxy statement the basis for the board’s determination.

•

Members of the Audit and Compliance Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from RadioShack (other than director fees) and may not be otherwise affiliated with RadioShack or its subsidiaries.

A copy of these independence guidelines is also available on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

The board of directors has reviewed transactions or relationships between the directors, or members of their immediate family, and RadioShack, its senior management and its independent auditors. Based on this review and in accordance with RadioShack’s independence criteria, the board of directors has affirmatively determined that each of the following 9 non-employee directors has no material relationship with RadioShack and is independent from management:

• Frank J. Belatti	• Richard J. Hernandez	• William G. Morton, Jr.
• Robert S. Falcone	• H. Eugene Lockhart	• Thomas G. Plaskett
• Daniel R. Feehan	• Jack L. Messman	• Edwina D. Woodbury

The board of directors has also determined that each of the committees of the board of directors, other than the Executive Committee, is composed entirely of independent, non-employee directors.

In determining that each of the non-employee directors is independent, the board considered that RadioShack and its subsidiaries in the ordinary course of business sell products and services to, or purchase products and services from, companies at which certain directors, including Mr. Messman in 2006, serve or have served as an executive officer. In each case, the amount paid to or received from these companies in each of the last three years did not approach the 2% of total revenue threshold in the guidelines stated above. The board also determined that these transactions were not otherwise material to the other company or to RadioShack and that none of our directors had a material interest in the transactions with these companies. The board therefore determined that none of these relationships impaired the independence of the directors, including Mr. Messman. The board also considered that some of RadioShack’s directors, including Mr. Plaskett in 2006, were directors (but not officers) of companies or institutions that RadioShack sells products and services to or purchases products or services from, but determined that these relationships did not impair the independence of those directors, including Mr. Plaskett. In addition, the board considered in 2006 that Mr. Lockhart’s son is employed as a RadioShack store manager; however, the board noted that his son is not an executive officer of RadioShack and received less than $100,000 in compensation from RadioShack. The board determined that this relationship did not impair Mr. Lockhart’s independence.

RadioShack’s Corporate Governance Framework

The board of directors has for many years followed specific policies regarding corporate governance and has incorporated these policies and procedures into its Corporate Governance Framework. You can review a copy of RadioShack’s Corporate Governance Framework on our corporate Web site located at www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Corporate Governance Framework by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

Responsibilities of the Board of Directors

The Corporate Governance Framework provides that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct. Please see the discussion below under “Code of Conduct and Financial Code of Ethics.”

•

Select the Chief Executive Officer and other senior management with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include appropriate performance-based bonuses and incentive compensation plans.

•	Evaluate the performance of the Chief Executive Officer and other senior management and make changes as may be required, in the sole discretion of the board of directors.

•	Provide oversight of senior management succession planning and, in the case of Chief Executive Officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve RadioShack’s long-term and short-term strategic business and financial plans, and monitor regularly RadioShack’s performance with respect to these plans.

•	Provide general oversight of the business and management of RadioShack.

•	Evaluate the processes and performance of the board and its committees.

•	Propose nominees, upon the recommendation of the Corporate Governance Committee, for election as directors.

•	Determine director compensation and establish board service policies.

•	Establish and maintain a mechanism for shareholders to communicate directly with the presiding director and the chair of the Audit and Compliance Committee.

•	Engage professional advisors directly, as needed to fulfill its responsibilities.

•	Consider the impact of actions taken by the board and senior management on shareholders, employees, customers, suppliers, lenders, and the communities in which RadioShack operates.

Code of Conduct and Financial Code of Ethics

In connection with the board’s responsibility to oversee RadioShack’s legal compliance and ethical conduct, the board of directors has established and approved RadioShack’s Code of Ethics and Financial Code of Ethics.

•

The Code of Ethics consists of RadioShack’s values and its Code of Conduct. The Code of Ethics represents a framework for decision-making and is an expression of RadioShack’s core values and expectations regarding business conduct.

•	The Code of Ethics, including the Code of Conduct, is applicable to RadioShack’s directors, officers and employees.

•

RadioShack’s Financial Code of Ethics addresses the responsibilities of RadioShack’s Chief Executive Officer, President, Chief Financial Officer and Controller concerning the roles of these individuals with respect to the oversight of RadioShack’s financial practices.

•	The Corporate Governance Committee reviews and oversees compliance with the Code of Conduct and the Financial Code of Ethics.

•

You can review the Code of Conduct and the Financial Code of Ethics on our corporate Web site www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” In addition, you can obtain a copy of the Code of Conduct and the Financial Code of Ethics by mailing a request to RadioShack Corporation, Assistant Corporate Secretary, Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102. RadioShack intends to post amendments to or waivers from its Code of Conduct or Financial Code of Ethics (to the extent applicable to any senior executive officer or director of RadioShack) at this location on its website.

Structure of the Board of Directors

The Corporate Governance Framework sets forth the following concerning the structure of the board of directors:

•	Under RadioShack’s bylaws, the board of directors determines the number of directors, but there must be at least three directors.

•

The board of directors annually elects a chairman of the board from among the directors to preside over meetings of the shareholders and the board. The board may, in its discretion, separate or combine the offices of Chairman of the Board, Chief Executive Officer and President.

•

A majority of the directors must be “independent,” under the listing standards of the New York Stock Exchange and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent. In addition, no more than two directors may be RadioShack employees. Assuming the re-election of all director nominees, 90% of the board will be independent.

•	Only independent directors can serve on the Audit and Compliance Committee, the Corporate Governance Committee and the MD&C Committee.

Directors. The Corporate Governance Framework sets forth the following concerning directors:

•	Under RadioShack’s bylaws, directors are elected each year at the annual meeting of shareholders.

•

Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings. In the event that a director’s absentee rate must be disclosed in the proxy statement, there is a presumption that the director is unable to participate in the responsibilities as a director and will not stand for re-election. The board of directors may consider unique circumstances and waive this presumption.

•

Newly appointed or elected directors are required to attend orientation sessions conducted by RadioShack to familiarize themselves with RadioShack. In addition, it is expected that directors will attend at least twenty-four hours of continuing education during a three-year period.

•

Each non-employee director should inform the chair of the Corporate Governance Committee and the chairman of the board of any principal occupational change (including retirement) and should volunteer to resign from the board.

•	Directors are required to retire from the board immediately prior to the annual meeting of shareholders following their 72nd birthday.

Desired Characteristics of Individual Directors and the Board

•

The board of directors is required to be composed of a majority of non-employee directors with a diverse range of talents, expertise and occupational backgrounds. As such, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors should be considered.

•	Nominees to the board of directors may be identified by various methods, including by shareholder nomination, director search firms or by present board members.

•	Potential new and incumbent directors should demonstrate or possess a preponderance of the following personal characteristics:

•	demonstrable personal commitment to the long-term interests of the shareholders,

•	strength of character,

•	leadership,

•	highest personal and professional ethics, integrity, and values,

•	independence from RadioShack and its affiliates,

•	personal accountability,

•	informed judgment,

•	open participation in deliberations,

•	inquisitive personality,

•	independent thinker,

•	wise counsel,

•	financial literacy,

•	mature self-confidence,

•	investment of time and effort on consistent basis,

•	high performance standards, and

•	demonstration of proven track record in area of expertise.

•

The composition of the board, as a whole, should represent diverse experiences at the policy-making levels of significant commercial enterprises. Additionally, the collective competencies of the board should include directors with expertise in one or more of the following areas:

•	accounting and finance,

•	broad business judgment,

•	management experience at a senior policy-making level in one or more functional areas of a major public company,

•	crisis management,

•	industry knowledge,

•	international markets, and

•	strategy and vision.

The Corporate Governance Committee utilizes a director search firm from time to time to assist it in identifying and evaluating potential director candidates.

Presiding Director

The non-employee directors appoint a presiding director to strengthen the independence and the role of the non-employee directors. The duties of the presiding director are to:

•	Preside at board meetings in the absence of the chairman of the board, or upon designation by a majority of directors.

•	Preside at executive sessions or other meetings of the non-management directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.

•	Consult with the chairman of the board as to agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations relative to board and committee meeting schedules.

Director Stock Ownership Requirements

RadioShack’s bylaws require that, by the fourth anniversary of each director’s election or appointment, he or she own shares having a fair market value of not less than 200% of the board of directors’ annual retainer. For purposes of determining compliance with this provision, deferred stock units and common stock units (including units issued under the Deferred Stock Unit Plan and the Unfunded Deferred Compensation Plan for Directors) credited to the directors’ accounts are counted. As of February 28, 2007, each director was in compliance with this requirement.

Directors’ Attendance at the Annual Meeting

RadioShack encourages each of its directors and nominees for director to attend the annual meeting of shareholders, although attendance is not mandatory. Each of the directors, other than Mr. Morton, who was out of the country at the time, attended the annual shareholders’ meeting for 2006, and it is anticipated that each of the directors will attend the annual meeting for 2007.

Communications with the Board of Directors

Communications with the Presiding Director. Shareholders and other interested parties who wish to communicate with the board of directors or who have concerns regarding RadioShack that pertain to matters other than accounting, internal accounting controls or auditing matters can communicate confidentially with RadioShack’s presiding director, Mr. Thomas G. Plaskett, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Presiding Director

•	by e-mail:

PresidingDirector@radioshack.com

•	by telephone (toll-free):

1-877-723-4699

Communications with the Chair of the Audit and Compliance Committee. Shareholders and other interested parties with concerns regarding RadioShack that pertain to matters concerning accounting, internal accounting controls or auditing matters or that relate to RadioShack’s Financial Code of Ethics can communicate confidentially with RadioShack’s chair of the Audit and Compliance Committee, Mr. Robert S. Falcone, by using the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Chair of the Audit and Compliance Committee

•	by e-mail:

ChairofAuditCommittee@radioshack.com

•	by telephone (toll-free):

1-877-723-4699

Please note that the telephone number listed above for the presiding director and the chair of the Audit and Compliance Committee is administered by an independent third party and therefore does not provide direct communications with either the presiding director or the chair of the Audit and Compliance Committee.

Mail sent to the address listed above for the presiding director or the chair of the Audit and Compliance Committee will be forwarded, unopened, by the Corporate Secretary to the presiding director or the chair of the Audit and Compliance Committee, as applicable. Calling the toll-free number allows shareholders and other interested parties to make reports anonymously and confidentially.

NON-EMPLOYEE DIRECTOR COMPENSATION

Components of Non-Employee Director Compensation

Any director who is a RadioShack employee receives no additional compensation for serving on the board of directors. Components of non-employee director compensation in 2006 were as follows:

Components	Compensation
Annual board retainer[1]	$40,000

Annual grant of deferred stock units[2]	3,500 deferred stock units[3]

Annual retainer for committee chair[1]	$15,000

Annual retainer for Presiding Director[1]	$20,000

Board meeting fee[1] (each in-person meeting attended)	$1,500

Board meeting fee[1] (each conference call meeting attended)	$1,000

Committee meeting fee[1] (each in-person meeting attended)	$1,250

Committee meeting fee[1] (each conference call meeting attended)	$1,250

Expenses of attending meetings	Reimbursement of actual expenses incurred

New director grant of deferred stock units[2]	One-time grant of 5,000 deferred stock units[3]

(1)	Each non-employee director may elect before December 31 of each year to have 50% or 100% of the annual retainer and/or meeting fees paid in shares of common stock pursuant to the Unfunded Deferred Compensation Plan for Directors; otherwise, these fees will be paid in cash.

(2)	Through February 21, 2007, under the Deferred Stock Unit Plan, each new non-employee director received a one-time grant of 5,000 deferred stock units on the date he or she attended his or her first board meeting, and each non-employee director, who served one year or more as of June 1 of any year, was automatically granted 3,500 deferred stock units on the first business day in June of each year that he or she served as a director. Please see the description of the plan below.

(3)	On February 22, 2007, the board of directors amended the Deferred Stock Unit Plan to modify the number of shares received pursuant to the new director and annual grants. See the description of the plan below.

Unfunded Deferred Compensation Plan for Directors. Under RadioShack’s Unfunded Deferred Compensation Plan for Directors, non-employee directors may elect to defer payment of all or a specified part of their annual retainer fees and meeting fees. Interest is credited for fees deferred in cash at 1% below the prime rate. If a director elects to defer payment of fees payable in common stock for more than three years, RadioShack will make a contribution of 25% of the amount deferred in common stock.

RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors. Through February 21, 2007, the shareholder-approved Deferred Stock Unit Plan provided for a one-time grant of 5,000 deferred stock units for each new non-employee director, and for annual grants of 3,500 deferred stock units to non-employee directors, vesting in equal amounts over three years. On February 22, 2007, the board of directors amended the Deferred Stock Unit Plan to provide that, in lieu of the new director one-time grant of 5,000 and the annual grant of 3,500 units, each non-employee director will receive a one-time initial grant of units equal to the number of shares of

RadioShack common stock with a fair market value of $150,000 on the grant date, and an annual grant of units equal to the number of shares of RadioShack common stock with a fair market value of $105,000 on the grant date.

Dividend equivalents are paid on outstanding deferred stock units. Non-employee directors receive shares of common stock equal to the number of vested deferred stock units in their account only when their service as a director terminates. The plan replaces one-time and annual grants of stock options to the directors.

Other Items. RadioShack reimburses directors for travel and lodging expenses that they incur in connection with their attendance at directors’ meetings and shareholders’ meetings. Each director also receives a discount card that entitles the director to receive a 30% discount on RadioShack-branded merchandise and a 10% discount on certain branded merchandise purchased at RadioShack stores. This discount card is available to full-time employees of RadioShack as well. In addition, directors are entitled to participate in the RadioShack matching gift program, which is also generally available to RadioShack non-temporary employees working at least 20 hours per week (or at least 1,000 hours per year). Under this program, RadioShack matches up to 100% of charitable donations over $35 made to eligible charities. Through November 9, 2006, this match was up to a maximum of $5,000 per year for each individual; this maximum amount was reduced to $500, effective November 10, 2006.

2006 Non-Employee Director Compensation

The following table shows the compensation paid to RadioShack’s non-employee directors for the year ended December 31, 2006.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4] ($)	All Other Compensation[5] ($)	Total ($)
Frank J. Belatti	$86,313	$58,870	—	—	$5,000	$150,183
Ronald E. Elmquist[6]	$72,750	$58,870	—	—	$18,188	$149,808
Robert S. Falcone	$93,000	$58,870	—	—	$1,000	$152,870
Daniel R. Feehan	$87,750	$58,870	—	—	$12,375	$158,995
Richard J. Hernandez	$76,750	$58,870	—	—	$10,517	$146,137
Robert J. Kamerschen[6]	$33,003	—	—	$196	$13,251	$46,450
H. Eugene Lockhart	$69,000	$58,870	—	—	$5,000	$132,870
Jack L. Messman	$72,250	$58,870	—	—	$24,504	$155,624
William G. Morton, Jr.	$70,500	$58,870	—	$690	$1,369	$131,429
Thomas G. Plaskett	$91,752	$58,870	—	—	$229	$150,851
Edwina D. Woodbury	$79,250	$58,870	—	$369	$3,392	$141,881

(1)	The amounts shown in column (b) include payments deferred by the directors under the Unfunded Deferred Compensation Plan for Directors but exclude dividends paid on deferred shares of RadioShack stock.

(2)

The amounts shown in column (c) represent the dollar amount recognized for financial statement reporting purposes with respect to the 2006 fiscal year in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R) for deferred stock units granted to directors under the Deferred Stock Unit Plan. The valuation methodology and assumptions regarding these grants of deferred stock units are described in “Stock-Based Compensation” in Note 2 –Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements, contained in RadioShack’s Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on February 27, 2007.

(3)	The following table provides the grant date fair value of each equity award computed in accordance SFAS No. 123R; the aggregate number of stock awards (representing outstanding deferred stock units under the Deferred Stock Unit Plan); and the aggregate number of option awards outstanding at December 31, 2006. Outstanding option awards listed in the last column represent stock option granted prior to the adoption of the Deferred Stock Unit Plan in 2004.

Name	Grant Date Fair Value of Equity Award	Aggregate Number of Stock Awards Outstanding at December 31, 2006	Aggregate Number of Option Awards Outstanding at December 31, 2006
Frank J. Belatti	$58,870	10,767	116,000
Ronald E. Elmquist	$58,870	10,767	96,000
Robert S. Falcone	$58,870	10,767	20,000
Daniel R. Feehan	$58,870	10,767	20,000
Richard J. Hernandez	$58,870	10,767	68,000
Robert J. Kamerschen	—	—	100,000
H. Eugene Lockhart	$58,870	10,767	20,000
Jack L. Messman	$58,870	10,767	112,000
William G. Morton, Jr.	$58,870	10,767	96,000
Thomas G. Plaskett	$58,870	10,767	102,000
Edwina D. Woodbury	$58,870	10,767	116,000

(4)	The amounts shown in column (e) represent interest paid by RadioShack on fees deferred in cash by the directors under the Unfunded Deferred Compensation Plan for Directors (which is equal to 1% below the prime rate), less 120% of the applicable monthly federal long-term rate, with compounding (as prescribed under section 1274(d) of the Internal Revenue Code of 1986, as amended (Internal Revenue Code)).

(5)	The amounts shown in column (f) represent (1) the 25% matching contributions paid by RadioShack in 2006 for fees deferred in stock and dividends paid on deferred stock under the Unfunded Deferred Compensation Plan for Directors and (2) amounts paid by RadioShack to eligible charities in 2006 on behalf of the directors under RadioShack matching gift program. Messrs. Elmquist, Feehan, Hernandez, Kamerschen, Messman, Morton and Plaskett and Ms. Woodbury received $18,188, $11,375, $10,517, $8,251, $19,504, $369, $229 and $392, respectively, in matching contributions and dividends paid on deferred stock under the Unfunded Deferred Compensation Plan for Directors in 2006.

(6)	Mr. Elmquist resigned on November 2, 2006. Mr. Kamerschen’s term expired May 18, 2006.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Respective Responsibilities of the Committee, Management and the Independent Auditors

As discussed in its charter, the primary responsibility of the Audit and Compliance Committee is to oversee RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting) and reporting processes on behalf of the board and to report the results of its activities to the board. Management is responsible for preparing RadioShack’s financial statements. PricewaterhouseCoopers LLP, RadioShack’s independent auditors, is responsible for performing an integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The function of the committee is to provide business, financial and accounting oversight at the board level, along with advice, counsel, and direction to management and the independent auditors on the basis of information it receives, discussions with management and the independent auditors, and the experience of the committee’s members. The committee’s role is not intended to duplicate or to certify the activities of management and the independent auditors.

Independence of Committee Members

Each of the members of the committee meets the independence and experience requirements of the New York Stock Exchange and the SEC. Additionally, the board of directors has unanimously determined that each of the following members of the committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations: Robert S. Falcone, Richard J. Hernandez, H. Eugene Lockhart and Edwina D. Woodbury.

Committee Charter

The committee has adopted, and annually reviews, a charter outlining the practices that it follows. The charter complies with all current regulatory requirements and the requirements of the New York Stock Exchange and the SEC.

Discussions of the Committee

Throughout 2006, the committee met and held many discussions with management and the independent auditors. The committee also held a number of meetings, without members of RadioShack’s management present, with RadioShack’s Chief Financial Officer, internal auditor and independent auditors.

Among other things, during these meetings, the committee reviewed and discussed RadioShack’s audited consolidated financial statements with RadioShack’s management and the independent auditors. The committee also discussed with the independent auditors other matters required to be discussed by the independent auditors with the committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of RadioShack’s consolidated financial statements. The committee also received and discussed with the independent auditors their annual written report on their independence from RadioShack and its management, which is issued under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence. These discussions with the independent auditors included an examination of whether the provision of non-audit services provided by them to RadioShack during 2006 was compatible with the auditors’ independence. In addition, the committee obtained and reviewed a report by the independent auditors describing the firm’s internal quality-control procedures and related matters, as required by the listing standards of the New York Stock Exchange.

The committee also reviewed key initiatives and programs aimed at maintaining and strengthening the effectiveness of RadioShack’s internal control over financial reporting and disclosure control and procedures. As part of this process, the committee continues to monitor the scope and adequacy of RadioShack’s internal auditing program, and to review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

In reliance on these reviews and discussions, and the report of the independent auditors, the committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in RadioShack’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Robert S. Falcone (Chair)	William G. Morton, Jr.
Richard J. Hernandez	Edwina D. Woodbury
H. Eugene Lockhart

ITEM 2—RATIFICATION OF THE APPOINTMENT

OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS

The Audit and Compliance Committee has appointed PricewaterhouseCoopers LLP to serve as independent auditors for the fiscal year ending December 31, 2007, subject to the ratification of the appointment by RadioShack’s shareholders as described below.

Fees and Services of the Independent Auditors

PricewaterhouseCoopers LLP performed the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting for the years ended December 31, 2006 and December 31, 2005, respectively. The following is a summary of the fees billed to RadioShack by PricewaterhouseCoopers LLP for professional services rendered for the years ended December 31, 2006 and December 31, 2005, respectively:

Fee Category	2006 Fees	2005 Fees
Audit fees	$2,098,900	$2,047,690	[1]
Audit-related fees	138,660	171,750
Tax fees	21,940	80,381
All other fees	1,600	1,600

Total fees	$2,261,100	$2,301,421

(1)	Includes $156,000 billed in 2006 that relates to audit services provided for the year ended December 31, 2005.

Audit Fees. Consist of fees billed for professional services rendered for the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports, along with services that only the independent auditors can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services (except those not required by statute or regulation), and consents with respect to, assistance with, and review of certain documents filed with the SEC.

Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RadioShack’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and other transactions, attestation services related to financial reporting that are not required by statute or regulation, and consultations concerning financial standards as well as the impact of proposed accounting rules and standards.

Tax Fees. Consist of fees billed for tax services that are unrelated to the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting. These services include assistance regarding federal, state, employee benefit plan and international tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. Consist of fees for products and services other than the services reported above. In fiscal years 2006 and 2005, these services included an accounting research software license fee.

Policy for Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent auditors. Pre-approval is generally provided for up to one calendar year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to, and do, periodically report to the committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, along with the fees for the services performed to date. The committee may also pre-approve particular services on a case-by-case basis. The committee separately pre-approved all audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP for the year ended December 31, 2006.

In connection with its pre-approval, the committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent auditors. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Other Information

One or more representatives of PricewaterhouseCoopers LLP, RadioShack’s independent auditors for the fiscal year ended December 31, 2006, will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of shares of common stock voting in person or by proxy at the annual meeting. If the shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit and Compliance Committee will reconsider the appointment.

The board of directors recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors.

ITEM 3—APPROVAL OF THE

RADIOSHACK CORPORATION 2007 RESTRICTED STOCK PLAN

At its meeting held on February 22, 2007, the board of directors, upon the recommendation of the MD&C Committee, unanimously adopted a resolution approving the RadioShack Corporation 2007 Restricted Stock Plan, recommending the plan to the shareholders, and directing that the plan be submitted to the shareholders for their approval at the meeting.

The following summary of major features of the plan is subject to the specific provisions in the full text of the plan set forth as Appendix A to this proxy statement.

Purpose of the Plan

The board continues to believe that restricted stock is an important factor in attracting, retaining, motivating and rewarding officers and closely aligning their interests with those of RadioShack’s shareholders.

Previously, RadioShack could only issue restricted stock under its 1997 Incentive Stock Plan, which expired on February 27, 2007. There were 530,965 shares of restricted stock available to be issued under the 1997 Incentive Stock Plan at the time of its expiration.

As a result, to continue to maintain the flexibility to grant restricted stock to RadioShack’s officers, the board is requesting approval of the RadioShack Corporation 2007 Restricted Stock Plan. The proposed plan would have 500,000 shares of restricted stock available for awards during its five-year term and would serve as a replacement for the now-expired 1997 Incentive Stock Plan. The 500,000 shares available for grant under the proposed plan would represent less than 0.4% of RadioShack’s total number of outstanding shares of common stock.

Historical Grants of Restricted Stock. From January 1, 2001 through March 14, 2007, RadioShack has granted an aggregate of 232,869 shares of restricted stock (all of which were granted under the 1997 Incentive Stock Plan), 94,500 shares of which were granted in 2007. Of the 232,869 shares of restricted stock granted, 65,334 shares have been forfeited.

Description of the Restricted Stock Plan

Administration. The plan will be administered by the MD&C Committee. The MD&C Committee will have the power and authority to manage and control the operations and administration of the plan, including

•	selecting officers to whom grants will be made,

•	determining the number of shares of restricted stock to be granted to an officer,

•	determining the form, terms and conditions of each restricted stock agreement, including the performance targets, if any, to be satisfied,

•	determining the length of the restricted period (but with a length of not less than three years or, in the case of restricted stock with performance targets, with a length of not less than one year),

•	determining whether to designate if a grant is intended to be “performance-based compensation” as such term is used in Section 162(m) of the Internal Revenue Code,

•	interpreting and administering the plan and any instrument or agreement relating to, or grant made under, the plan,

•	establishing, amending, suspending, rescinding or waiving any rules and regulations relating to the plan,

•	appointing any agents for the proper administration of the plan, and

•	making any other determination and taking any other action that it deems necessary or desirable for the administration of the plan.

Eligibility. Only officers of RadioShack, its divisions and subsidiaries are eligible to receive grants of restricted stock and become participants under the plan. The MD&C Committee in its discretion will determine those officers of RadioShack who are eligible to participate in the plan. As of February 15, 2007, RadioShack had 38 officers eligible to receive grants under the plan. Non-employee directors of RadioShack will not be eligible to participate in the plan.

Grants. Grants under the plan will be in the form of shares of RadioShack common stock, subject to certain transfer restrictions. The MD&C Committee may, in its sole discretion, issue restricted stock to officers as compensation for services rendered or to be rendered to RadioShack.

Vesting; Performance Criteria. The terms and conditions of each grant, including those related to vesting, will be determined by the MD&C Committee and set forth in a written agreement executed by RadioShack and the officer. The MD&C Committee may subject the vesting of the restricted stock to any restriction it deems appropriate, including the achievement of certain performance targets. The performance targets that the MD&C Committee may designate will be based on one or more of the following criteria:

• earnings per share,	• free cash flow,
• operating income (before income taxes),	• return on invested capital,
• gross profit,	• selling, general and administrative expenses,
• sales,	• stock price compared to a peer range of companies,
• EBITDA,	• stock price,

or any other reasonable basis that the MD&C Committee selects; however, to the extent the MD&C Committee determines that it is desirable to qualify compensation under Section 162(m) of the Internal Revenue Code, the performance targets will be based on one or more of the criteria listed above.

Transfer Restrictions. No restricted stock granted under the plan may be transferred, sold, exchanged, pledged or otherwise disposed of by an officer during the restricted period, other than by the officer’s last will and testament, by the applicable laws of descent and distribution, or as otherwise determined by the MD&C Committee. The MD&C Committee may, in its sole discretion, waive (in whole or in part) any or all remaining restrictions with respect to any officer’s restricted stock.

Accelerated Vesting; Forfeiture. Each outstanding grant will become immediately vested and unrestricted upon the occurrence of a change in control of RadioShack. The MD&C Committee will provide by written agreement the conditions under which shares of restricted stock will be forfeited in the event an officer’s employment terminates, the officer retires, dies or is disabled during the restricted period, or if any performance criteria established by the MD&C Committee are not satisfied. If the restricted stock fails to vest as specified in the applicable grant agreement, the shares of restricted stock will be canceled and forfeited by the officer. All shares of restricted stock that are canceled or forfeited will be available for future grants under the plan.

Voting and Dividend Rights. At the time of grant of restricted stock, the MD&C Committee will specify the restricted shareholder’s voting and dividend rights, if any, until the shares of restricted stock are either forfeited or vest.

Maximum Grant Amount. During any calendar year, no officer may be granted under the plan more than an aggregate of 100,000 shares of restricted stock (subject to adjustment in the event of a stock dividend, stock split or other change in capitalization).

Reservation of Shares. RadioShack will reserve 500,000 shares of common stock for issuance under the plan (subject to adjustment in the event of a stock dividend, stock split or other change in capitalization).

Term of Plan. The plan has a five-year term and will expire on May 31, 2012.

Other Provisions. The plan is not qualified under 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. The plan contains provisions to prevent dilution in the case of stock dividends, stock splits and changes in the structure of RadioShack’s common stock. The plan may be amended, modified, or discontinued at any time by the MD&C Committee, except that the MD&C Committee does not have the ability to adversely affect or impair any outstanding grant without the consent of the officer holding that grant of restricted stock. Under New York Stock Exchange listing standards and applicable law, including Section 162(m) of the Internal Revenue Code, certain amendments to the plan may require shareholder approval.

Federal Income Tax Consequences

The following discussion of the Federal tax consequences of the plan is based on the provisions of the Internal Revenue Code currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state or local tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify the discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the personal circumstances of individual holders of stock and the tax requirements applicable to residents of countries other than the United States.

With respect to a grant, unless an officer makes an election under Section 83(b) of the Internal Revenue Code (83(b) election), as described below, the officer will generally recognize ordinary compensation income in an amount equal to the fair market value of the shares subject to the grant of restricted stock at the time the restricted stock ceases to be subject to forfeiture. Dividends paid to an officer on the shares of restricted stock where no 83(b) election is made are treated as compensation income of the executive in the year received. The officer’s holding period for long-term capital gains purposes will not begin to run until the stock becomes unrestricted.

With respect to a grant, an officer may make an 83(b) election. If an officer makes an 83(b) election within the required period of thirty days after receipt of the restricted stock, the officer will be immediately taxed, as compensation income, on the fair market value of the restricted stock issued to the officer, valued on the date of grant. Any dividends received on stock subject to an 83(b) election will be treated as ordinary dividend income. Where an 83(b) election is made, an officer’s holding period for long-term capital gains purposes begins to run on receipt of the restricted stock. A forfeiture of restricted stock after an 83(b) election is made, even though the officer has included the stock as income, does not entitle the executive to a tax deductible loss if no amount was paid for the restricted stock by the officer.

Awards of restricted stock generally will not be subject to the requirements of Section 409A of the Internal Revenue Code. Payments of dividends on such awards also will be structured in such a manner as to avoid application of Section 409A.

Subject to the limitations of deductibility contained in Section 162(m) of the Internal Revenue Code, RadioShack will receive a deduction for Federal income tax purposes equal to the compensation income recognized by the officer receiving the grant.

Vote Required

The approval of the adoption of the plan requires the affirmative vote of a majority of the votes cast at the meeting, provided that the total vote cast represents over 50% of RadioShack’s shares of common stock outstanding.

Other Information

Officers who will participate in the plan in the future and the amount of restricted shares subject to an award under the plan are to be determined by the MD&C Committee. It is not possible to state the terms of any award under the plan or the names or positions of, or respective amounts of restricted shares issued under the plan to, any employee who may participate because no determinations have been made by the MD&C Committee.

The board of directors recommends you vote FOR the adoption

of the RadioShack Corporation 2007 Restricted Stock Plan.

Equity Compensation Plan Information

As of December 31, 2006. The following table provides a summary of information as of December 31, 2006, relating to RadioShack’s equity compensation plans in which common stock is authorized for issuance.

(share amounts in thousands)	Number of shares to be issued on exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders[1]	11,586	[2]	$30.06	7,252	[3]
Equity compensation plans not approved by shareholders[4]	9,926		$28.54	1,231

Total	21,512		$29.36	8,483

(1)	Includes the 1993 Incentive Stock Plan, the 1994 Stock Incentive Plan, the 1997 Incentive Stock Plan, the 2001 Incentive Stock Plan and the Deferred Stock Unit Plan. The 1997 Incentive Stock Plan expired on February 27, 2007.

(2)	Includes 605 shares with a weighted average exercise price of $47.39 related to a plan assumed and adopted by us when we acquired AmeriLink Corporation in 1999. No further shares will be granted under this plan.

(3)	Includes 1,300,971 shares that were available for grants under the 1997 Incentive Stock Plan. Because this plan expired on February 27, 2007, these shares that were available for grant at December 31, 2006 are no longer available for issuance.

(4)	Includes the 1999 Incentive Stock Plan and options granted as an inducement grant in connection with Mr. Day’s employment with RadioShack in the third quarter of 2006.

As of March 14, 2007. The following table provides a summary of information as of March 14, 2007, relating to RadioShack’s equity compensation plans in which common stock is authorized for issuance.

(share amounts in thousands)	Number of shares to be issued on exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by shareholders[1]	9,771	[2]	$29.66	5,703
Equity compensation plans not approved by shareholders[3]	9,488		$28.37	1,589

Total	19,259		$29.02	7,292

(1)	Includes the 1993 Incentive Stock Plan, the 1994 Stock Incentive Plan, the 2001 Incentive Stock Plan and the Deferred Stock Unit Plan. The 1997 Incentive Stock Plan expired on February 27, 2007.

(2)	Includes 605 shares with a weighted average exercise price of $47.39 related to a plan assumed and adopted by us when we acquired AmeriLink Corporation in 1999. No further shares will be granted under this plan.

(3)	Includes the 1999 Incentive Stock Plan and options granted as an inducement grant in connection with Mr. Day’s employment with RadioShack in the third quarter of 2006.

1997 Incentive Stock Plan. The 1997 Incentive Stock Plan, which expired on February 27, 2007, permitted the grant of up to 11 million shares in the form of incentive stock options, nonqualified stock options and not more than 700,000 shares in the form of restricted stock. The 1997 Incentive Stock Plan provided that the maximum number of shares of RadioShack’s common stock that an eligible employee may receive in any calendar year with respect to options could not exceed 1 million shares.

1999 Incentive Stock Plan. The 1999 Incentive Stock Plan permits the grant of up to 9.5 million shares in the form of non-qualified stock options to broad-based employee groups. Grants of restricted stock, performance awards and options intended to qualify as incentive stock options under the Internal Revenue Code are not authorized under the 1999 Incentive Stock Plan. The 1999 Incentive Stock Plan provides that the maximum number of shares of RadioShack’s common stock that an eligible employee may receive in any calendar year with respect to options may not exceed 1 million shares.

2001 Incentive Stock Plan. The 2001 Incentive Stock Plan permits the grant of up to 9.2 million shares in the form of incentive stock options and nonqualified stock options. Grants of restricted stock and performance awards are not authorized under the 2001 Incentive Stock Plan. The 2001 Incentive Stock Plan provides that the maximum number of shares of RadioShack’s common stock that an eligible employee may receive in any calendar year with respect to options may not exceed 500,000 shares.

RadioShack’s current and historical practice is that shares tendered by a participant or retained by RadioShack as payment for the purchase price of an award or to satisfy tax withholding obligations are not available for issuance under any of its incentive stock plans. RadioShack’s current practice is to grant stock options with terms of seven years from the grant date.

ITEM 4—APPROVAL OF AMENDMENT TO THE RADIOSHACK

2004 ANNUAL AND LONG-TERM INCENTIVE COMPENSATION PLAN

Purpose of the Amendment

To provide RadioShack’s executive officers an additional performance-based cash incentive based on RadioShack’s achievement in terms of both annual and long-term criteria, the MD&C Committee has approved an amendment to RadioShack’s 2004 Annual and Long-Term Incentive Compensation Plan (Compensation Plan). The Compensation Plan was approved by RadioShack’s shareholders on May 20, 2004.

The MD&C Committee has approved an amendment to the Compensation Plan’s long-term feature to permit the MD&C Committee to grant long-term awards with two-year performance cycles, beginning in 2007, in addition to the three-year performance cycles currently permitted by the Compensation Plan. The MD&C Committee is not seeking any other amendments to the previously-approved Compensation Plan, including the performance criteria.

The MD&C Committee is seeking shareholder approval of this amendment to permit RadioShack to deduct, under Section 162(m) of the Internal Revenue Code, compensation in excess of $1 million paid under the Compensation Plan, as amended, to the Chief Executive Officer and the four other most highly compensated executive officers.

The amendment is designed to increase long-term shareholder value by providing the MD&C Committee the flexibility to grant intermediate-term cash awards with a two-year cycle, providing executive officers increased incentive to focus on foreseeable performance-oriented results. The amendment will preserve the MD&C Committee’s ability to grant long-term three-year cash awards.

Key Terms

Plan Term:	Awards may be granted from January 1, 2007 through December 31, 2008. No new awards will be granted after December 31, 2008. However, long-term awards (i.e., awards with two- or three-year performance cycles) granted before December 31, 2008 may have performance cycles that extend beyond that date.

Eligible Participants:	All executive officers of RadioShack. The MD&C Committee will select which executive officers will participate each year and the terms and conditions of awards to participants. There are eight employees eligible to participate in the plan as of February 28, 2007.

Maximum Plan Annual Compensation:

In no event will the amount paid under an annual award exceed $5,000,000, and in no event will the amount paid under one or more long-term awards covering a two- or three-year performance cycle exceed $3,000,000 in any one year. Thus, the maximum amount payable to a participant under this plan for each year from 2007 through 2010 is as follows:

•        for each of 2007 and 2008 (both annual and long-term awards payable): $8,000,000, and

•        for each of 2009 and 2010 (only two- or three-year long-term awards payable): $3,000,000.

Performance Criteria	Performance goals for annual and long-term awards under the Compensation Plan are based on following performance criteria: earnings per share, operating income (before income taxes), gross profit, sales, EBITDA, free cash flow, return on invested capital, selling, general and administrative expenses, stock price compared to a peer group of companies and stock price. The MD&C Committee may use any or all of these performance criteria to establish performance goals for a performance period, and the MD&C Committee has the discretion to adjust the multipliers and minimum thresholds to be used for each performance period with respect to each of these criteria based on RadioShack’s progress, the performance of the individual executive officer and pay levels at a group of similar peer companies.

Vote Required

A favorable vote of a majority of the shareholders present at the meeting in person or by proxy is required for approval of the amendment to the Compensation Plan for executive officers. If the amendment is not approved, the MD&C Committee intends to reexamine its long-term incentive arrangements for its executive officers, with a view to developing appropriate incentives that focus executive officers on foreseeable performance results. In any event, the MD&C Committee will not be constrained necessarily by how much compensation is deductible for federal income tax purposes and as such will not make compensation decisions based solely on the deductibility of compensation.

The board of directors recommends you vote FOR the amendment to

RadioShack’s 2004 Annual and Long-Term Incentive Compensation Plan.

ITEM 5—SHAREHOLDER PROPOSAL

REGARDING SPECIAL SHAREHOLDER MEETINGS

The following proposal was submitted by a shareholder. If the shareholder proponent, or a representative who is qualified under state law, is present and submits this proposal for a vote, then the proposal will be voted upon at the annual meeting. In accordance with Federal securities regulations, we include the shareholder proposals plus any supporting statements exactly as submitted by the proponent. To make certain readers can easily distinguish between material provided by the proponent and material provided by RadioShack, we have put a box around material provided by the proponent.

William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, owner of 4,100 shares of RadioShack common stock, has advised us that he intends to introduce the following resolution:

5—Special Shareholder Meetings

RESOLVED, shareholders ask our board of directors to amend our bylaws to give holders of at least 10% to 25% of the outstanding common stock the power to call a special shareholder meeting.

Shareholders should have the ability, within reasonable limits, to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important in the context of a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Thus this proposal asks our board to amend our bylaws to establish a process by which holders of 10% to 25% of our outstanding common shares may demand that a special meeting be called. The corporate laws of many states (though not Delaware, where our company is incorporated) provide that holders of only 10% of shares may call a special meeting, absent a contrary provision in the charter or bylaws. Accordingly, a 10% to 25% threshold strikes a reasonable balance between enhancing shareholder rights and avoiding excessive distraction at our company.

Prominent institutional investors and organizations support a shareholder right to call a special meeting. Fidelity and Vanguard are among the mutual funds supporting a shareholder right to call a special meeting. The proxy voting guidelines of many public employee pension funds, including the New York City Employees Retirement System and the Connecticut Retirement Plans and also favor preserving this right. Governance ratings services, such as The Corporate Library and Governance Metrics International, take special meeting rights into account when assigning company ratings. This topic also won 65% support of JPMorgan Chase & Co. (JPM) shareholders at the 2006 JPM annual meeting.

It is important to take a step forward and support this one proposal since our 2006 governance standards were not impeccable. For instance in 2006 it was reported (and certain concerns are noted):

•  Our CEO pay was not adequately performance-based according to The Corporate Library, http://www.thecorporatelibrary.com/ an independent investment research firm.

•  We had no Independent Chairman — Independent oversight concern.

•  Plus our lead director, Mr. Plaskett, had 20-years director tenure — Independence concern.

•  Mr. Plaskett, with 20-years director tenure and Mr. Morton with 19-years tenure, were the only members of our key Corporate Governance Committee — Independence concern.

•  Mr. Messman, Mr. Lockhart and Mr. Feehan each served on 4-boards — Over-extension concern.

•  And our directors could be elected with a single yes-vote from our 135 million shares under our obsolete plurality voting.

The above status shows there is room for improvement and reinforces the reason to take one step forward now and vote yes to enable shareholders to call for:

Special Shareholder Meetings

Yes on 5

Board response to shareholder proposal regarding special shareholder meetings

The board of directors recommends that shareholders vote AGAINST this proposal for the following reasons:

Special Meetings. Under our bylaws, a special meeting of shareholders may be called at any time by the Chairman of the Board, Presiding Director, or President, or by the Secretary at the written request of a majority of the board. This bylaw provision conforms to the requirements of Delaware corporate law.

The board notes that, for a company with as many shareholders as RadioShack, a special meeting of shareholders is an expensive and time-consuming affair in light of the legal costs for preparing required disclosure documents, the printing and mailing costs, and the time commitment required of the board and members of senior management to prepare for and conduct the meeting.

Calling special meetings of shareholders is not a matter to be taken lightly. Instead, these meetings should be extraordinary events that occur only when either fiduciary obligations or strategic concerns require that the matters be addressed on an immediate basis, rather than waiting until the next annual meeting.

Ultimately, the board believes RadioShack’s current bylaw provision is an appropriate corporate governance provision for a public company of RadioShack’s size because it allows the directors to exercise their business judgment according to their fiduciary obligations to determine when it is in the best interests of shareholders to convene a special meeting.

Corporate Governance Standards. The board of directors takes considerable pride in its corporate governance standards, especially in light of the fact that RadioShack adopted many of these standards before they were widely implemented by other public companies. Furthermore, the board of directors considers RadioShack’s corporate standards to be highly regarded, as evidenced by RadioShack’s consistently high corporate governance ratings from independent institutions such as Institutional Shareholder Services (ISS). For example, as of January 1, 2007, ISS reported that RadioShack’s corporate governance practices outperformed approximately 91% of companies in the S&P 500 and approximately 99% of companies in ISS’ retailing category.

Finally, the board notes the following items in response to the individual corporate governance concerns raised in the proposal:

•

A substantial portion of the compensation of RadioShack’s Chief Executive Officer, Mr. Day, is in the form of performance-based stock options. See the discussion under “Compensation Discussion and Analysis” beginning on page 36.

•

RadioShack’s independent presiding director has historically taken an active role in RadioShack’s corporate governance, notwithstanding RadioShack’s lack of an independent chairman. See the discussion on page 19 regarding the duties and role of RadioShack’s presiding director.

•	The current members of RadioShack’s Corporate Governance Committee are Messrs. Plaskett, Lockhart, Messman and Morton, each of whom is an independent director.

•

Each of RadioShack’s directors who is not a public company CEO sits on six or fewer public company boards, and each of RadioShack’s directors who is a public company CEO sits on three or fewer public company boards. These amounts are consistent with the threshold used by ISS in making voting recommendations regarding director nominees in uncontested elections. Mr. Feehan did not serve on four public company boards during 2006, and during 2006 Mr. Messman resigned from one board on which he served (which he indicated his intent to do in RadioShack’s 2006 proxy statement).

The board of directors recommends you vote AGAINST

the shareholder proposal regarding special shareholder meetings.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses RadioShack’s executive compensation program, including the compensation awarded to, earned by, or paid to our named executive officers and the material elements of their compensation. RadioShack’s “named executive officers” who were employees at December 31, 2006 include

•	Julian C. Day, Chairman of the Board and Chief Executive Officer,

•	James F. Gooch, Executive Vice President and Chief Financial Officer,

•	David P. Johnson, Senior Vice President and Corporate Controller,

•	Wesley V. Lowzinski, Senior Vice President and General Merchandise Manager, and

•	Gary M. Stone, Former Senior Vice President of Real Estate.

RadioShack’s named executive officers also include, as applicable, the other individuals listed on the Summary Compensation Table on page 50.

Compensation Philosophy and Objectives

The MD&C Committee of the board of directors oversees RadioShack’s executive compensation program, as well as establishes and reviews the program’s overall compensation philosophy. The MD&C Committee believes that RadioShack’s compensation program for its named executive officers should be designed to encourage and reward enhancement of shareholder value by linking the financial interest of these executives to the financial interests of RadioShack’s shareholders, including shareholder value appreciation.

The program focuses on the following key objectives:

RadioShack’s compensation program should encourage executive performance that benefits the overall organizational results by linking compensation to RadioShack’s financial and stock price performance.

RadioShack’s compensation program for its named executive officers seeks to link compensation to the financial performance of RadioShack as a whole. Annual cash incentives are tied directly to corporate performance metrics that focus on RadioShack’s short-term financial objectives, and long-term cash incentives are tied to long-term corporate financial performance. These annual and long-term incentives are periodically reviewed and modified, as appropriate, by the MD&C Committee. Similarly, the program seeks to provide a meaningful portion of named executive officers’ compensation in the form of equity-based compensation, including stock options and restricted stock, to align compensation with RadioShack’s long-term capital appreciation and to further enhance these executives’ alignment with the interests of RadioShack’s shareholders.

Incentive compensation should constitute a greater part of total compensation for senior positions.

The MD&C Committee believes that total compensation should generally increase with position and responsibility, and as employees move to higher levels of responsibility with greater ability to influence RadioShack’s results, the percentage of their pay at risk should accordingly increase. As a result, RadioShack’s executive compensation program seeks to place a high proportion of the named executive officers’ compensation “at risk” in the form of an annual bonus, long-term incentive plan compensation, and equity-based compensation, which are tied to RadioShack’s overall financial and stock performance.

Incentive compensation should strike a balance between short-term and long-term performance.

RadioShack’s compensation plans focus management on achieving RadioShack’s short-term goals in a manner that supports RadioShack’s long-term success and profitability. Consequently, RadioShack uses short-term incentives to reward effective ongoing management of RadioShack’s operations through annual performance incentives tied to RadioShack’s overall annual goals. Similarly, RadioShack uses long-term incentives to motivate the named executive officers toward long-term management of RadioShack through prudent use of equity programs, as well as performance-driven incentives under the long-term incentive program, that focus management attention on increasing shareholder value. Because RadioShack’s long-term success should be a priority for these executive officers, RadioShack’s compensation plan emphasizes long-term incentives for the named executive officers, through the long-term cash incentive plan and equity-based compensation.

RadioShack’s compensation levels should attract, retain, motivate and reward key executives through competitive salary and incentive plans.

RadioShack’s overall compensation levels are targeted to attract the type of talented individuals needed to achieve and maintain a leadership position in the specialty retail industry. As a result, the MD&C Committee reviews a comparison of RadioShack’s compensation package to the compensation of executives of a peer group of specialty retail companies to determine the overall competitiveness of RadioShack’s compensation package.

This peer group is generally selected based on the industry and business focus of the subject companies, as well as their overall revenue and market capitalization. In 2006, this peer group consisted of

• AutoNation, Inc.	• Dillard’s, Inc.	• Nordstrom, Inc.

• AutoZone, Inc.	• Federated Department Stores, Inc.	• Office Depot, Inc.

• Barnes & Noble, Inc.	• GameStop Corp.	• OfficeMax Incorporated

• Bed Bath & Beyond Inc.	• The Gap, Inc.	• The Sherwin-Williams Company

• Best Buy Co., Inc.	• Limited Brands, Inc.	• Staples, Inc.

• BJ’s Wholesale Club, Inc.	• Linens ‘n Things, Inc.	• The TJX Companies, Inc.

• Borders Group, Inc.	• Longs Drug Stores Corporation	• Williams-Sonoma, Inc.

• Circuit City Stores, Inc.	• Michaels Stores, Inc.

Where appropriate, the target positions at these peer companies are adjusted to reflect RadioShack’s scale and scope.

Role of Management in Compensation Decisions

Although the MD&C Committee oversees RadioShack’s executive compensation program, it also utilizes RadioShack’s management in certain respects in connection with this program. RadioShack’s compensation and benefits department, which directly reports to James F. Gooch, RadioShack’s Chief Financial Officer, utilizes analyses and data to assist the MD&C Committee in determining the types and amounts of compensation elements to be paid to the named executive officers (other than the CEO). Management also evaluates the performance of these officers (other than the CEO). The MD&C Committee utilizes these analyses, data and evaluations to set the compensation elements for these executive officers. The MD&C Committee reviews the performance of and makes all compensation decisions regarding the CEO.

Compensation Consultant

As authorized under its charter, the MD&C Committee from time to time utilizes an outside compensation consultant, Watson Wyatt Worldwide, to advise the MD&C Committee regarding executive compensation issues, which may include the amount and form of executive compensation. RadioShack’s management, including its human resources department, also utilizes Watson Wyatt from time to time in connection with compensation issues, including executive compensation. Although Watson Wyatt’s engagement agreement is with RadioShack rather than with the MD&C Committee, the MD&C Committee is authorized under its charter to engage and utilize compensation consultants such as Watson Wyatt at any time without obtaining management’s prior approval.

During 2006, Watson Wyatt provided the MD&C Committee with market survey data as well as information regarding compensation trends and issues. Watson Wyatt also assisted management in compiling data and information used by the MD&C Committee, as well as providing management with retirement plan analysis and information and other assistance regarding compensation-related issues. While Watson Wyatt did present the MD&C Committee and management with survey data and other assistance regarding executive compensation, it was not asked to make specific recommendations on executive compensation program structure or amounts.

Process for Setting Compensation

The MD&C Committee has structured RadioShack’s compensation program for the named executive officers, utilizing the compensation philosophy and objectives described above.

Generally speaking, it is the intent of the MD&C Committee that the named executive officers’ base salary be set at approximately the 50th percentile (50%) for their positions, based on available published market survey data, including data that we obtained in 2006 from Watson Wyatt. The target amount of the annual cash incentive bonus is typically a specified percentage of the base salary, depending on the level of the named executive officer. Similarly, the MD&C Committee seeks to provide RadioShack’s named executive officers with annual incentive bonus incentives, as well as long-term cash target incentives and equity incentives, that are at approximately the 75th percentile (75%), also based on this market survey data.

While the MD&C Committee uses this market survey data as a general guide for determining compensation elements of RadioShack’s named executive officers, individual factors may cause the actual amount of compensation to vary from these targets. For example, in the case of new executive-level hires, the compensation is often set as a result of negotiations between RadioShack and the named executive officer. In the case of existing named executive officers, the actual compensation may vary as a result of the officers’ responsibilities, experience level and prior performance.

The MD&C Committee seeks to provide a significant portion of total compensation in the form of annual, long-term and equity incentives, in light of the objectives set forth above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the MD&C Committee reviews information from Watson Wyatt and other sources to determine the appropriate level and mix of incentive compensation. Further, when allocating among long-term incentives (such as between the long-term incentive plan and equity incentives), items such as the number of options or shares of restricted stock available to grant, level of employment and job performance are considered. Ultimately, income from incentive compensation is realized as a result of RadioShack’s performance compared to established goals. In 2006, the MD&C Committee granted a majority of aggregate total compensation to the named executive officers who were employees as of December 31, 2006 in the form of non-cash compensation, based on the fair value of equity awards granted to the named executive officers in 2006.

Throughout the year, the MD&C Committee monitors the effectiveness of the components of the compensation program, including performance measures for the annual bonus and long-term incentive plan, and may change them should the MD&C Committee determine that the enhancement of shareholder value warrants it. This change could include additional stock option or restricted stock grants, as deemed appropriate by the MD&C Committee.

After the end of the year, the MD&C Committee reviews the compensation of the named executive officers with that of the peer group described above to monitor the overall competitiveness of RadioShack’s compensation package.

As noted above, the terms of the compensation packages of new executive hires are typically established through negotiations with RadioShack. In the case of Mr. Day, the terms of his compensation package were established pursuant to negotiations between Mr. Day and the independent CEO search committee of the board of directors. The CEO search committee utilized an independent compensation consultant, Frederic W. Cook & Co., Inc., to assist the committee in developing and benchmarking the economic terms of Mr. Day’s compensation package. The CEO search committee also utilized independent outside legal counsel to assist it in evaluating and negotiating the terms and conditions of Mr. Day’s compensation package. While developing Mr. Day’s package, the CEO search committee determined that Mr. Day’s compensation package should contain a significant equity component to enhance alignment with shareholders’ interests; ultimately, the package consists primarily of stock options, one-half of which become exercisable upon RadioShack’s stock achieving certain sustained price targets (in addition to time-vesting requirements). See “Description of Mr. Day’s Stock Options” on page 44 for more information regarding these stock options.

The terms of Mr. Day’s compensation package were ultimately approved by the MD&C Committee, as well as the board of directors. Similarly, the terms of Mr. Gooch’s compensation package were negotiated with Mr. Day, with input from, and approval by, the MD&C Committee.

Elements of RadioShack’s Compensation Program

Ultimately, RadioShack’s compensation program for its named executive officers is designed to reward the named executive officers for RadioShack’s short- and long-term financial and stock performance through the use of annual and long-term incentives and equity-based compensation. The program also seeks to create incentives to retain these executives through competitive levels of compensation, including salary, benefits and perquisites.

RadioShack’s executive compensation program contains the following key components to assist in achieving the objectives described above:

•	a base salary,

•	an annual cash incentive bonus,

•	a long-term cash incentive plan,

•	equity incentives of stock options and/or restricted stock grants,

•	benefit and retirement plans, and

•	perquisites and other personal benefits.

The base salary, benefits and, to a lesser extent, perquisites play an important role in RadioShack’s ability to attract and retain key executives. The annual cash incentive bonus and the long-term cash incentive plan seek to motivate executives to work effectively to achieve RadioShack’s annual and long-term financial performance objectives and to reward them when these objectives are met, while the long-term equity incentives enhance the alignment of these executives’ interests with those of our shareholders.

Base Salary

As described above, when reviewing the base salaries of the named executive officers, the MD&C Committee is provided with market survey data from Watson Wyatt listing the 50th percentile (50%) of the salaries for the corresponding positions of the named executive officers. The MD&C Committee then approves the base salary for the named executive officers, based on these data, an internal review of the named executive officer’s compensation (both individually and relative to other officers), and the individual performance of the named executive officer.

Annual Cash Incentive Bonus

Annual Bonus under the Compensation Plan. RadioShack’s executive compensation program includes an annual cash incentive bonus under the RadioShack Corporation Bonus Plan for Executive Officers (Annual Bonus Plan), which was established pursuant to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan (Compensation Plan), which was approved by shareholders at RadioShack’s 2004 annual meeting.

Bonuses are paid under the Annual Bonus Plan based on the attainment of certain performance measures selected from measures set forth in the Compensation Plan. The MD&C Committee, after consultation with management, approves target annual bonus performance measures early each year. Minimum and maximum measures are also established, based on the target measures. If target measures are met, the named executive officers will be entitled to receive a target bonus amount, expressed as a percentage of the named executive officers’ base salary, with the percentages varying by the named executive officers’ level and overall job responsibilities.

After the end of the year, the MD&C Committee reviews RadioShack’s actual performance against these previously established performance measures. Actual amounts payable, if any, depend on the extent to which performance under the established performance measures meets, exceeds or is below the target. In determining the extent to which the pre-set performance measures are met for a given period, the MD&C Committee will exercise its judgment, in its sole discretion, as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

Turnaround Annual Bonus Plan. In connection with its review of the 2006 annual incentive bonus structure for RadioShack’s named executive officers, the MD&C Committee determined that the annual incentive bonus performance measures should also address the execution of RadioShack’s 2006 turnaround plan in addition to the performance measures set forth in the Compensation Plan. Consequently, the MD&C Committee approved a 2006 annual incentive bonus plan (Turnaround Bonus Plan), separate from the Compensation Plan. These two bonus plans did not increase the overall budgeted cost of RadioShack’s 2006 bonus program.

2006 Target Annual Cash Incentive Bonus Performance Measures. The 2006 target annual incentive bonuses for RadioShack’s named executive officers were based in part on the following performance measure established in accordance with the Annual Bonus Plan and the Compensation Plan:

•	100% of the performance measure was based on RadioShack’s achievement of at least $300 million in operating income in 2006.

Further, the 2006 target annual incentive bonuses for RadioShack’s named executive officers were also based in part on the following performance measures established in accordance with Turnaround Bonus Plan:

•	33 1/3% of the performance measure was based on RadioShack’s achieving at least 28% of sales transfers from locations closed in connection with RadioShack’s turnaround plan,

•	33 1/3% of the performance measure was based on RadioShack’s achieving at least $60 million in cost reductions in 2006, and

•	33 1/3% of the performance measure was based on RadioShack’s achieving free cash flow of at least $75 million in 2006.

Additionally, for any bonus to be paid under the Annual Bonus Plan and the Turnaround Bonus Plan, RadioShack was required to achieve $250 million in operating income in 2006.

2006 Annual Cash Incentive Bonus Paid. As noted above, after the end of 2006, the MD&C Committee determined that, while certain turnaround measures had been achieved, the $250 million operating income measure for the named executive officers had not been achieved and, other than the guaranteed bonuses for Messrs. Day, Gooch and Stone established in connection with their initial hiring packages, no bonuses could be or have been paid for 2006 under the Annual Bonus Plan or the Turnaround Bonus Plan. Accordingly, only Messrs. Day, Gooch and Stone were paid an annual cash incentive bonus under the Annual Bonus Plan and the Turnaround Bonus Plan with respect to 2006, in the aggregate amounts of $490,412, $175,000, and $157,693 respectively.

2007 Target Annual Cash Incentive Bonus Performance Measures. The 2007 target annual incentive bonuses for Messrs. Day, Gooch and Johnson will be based on the following performance measure established in accordance with the Annual Bonus Plan and the Compensation Plan:

•	100% of the performance measure is based on achievement of RadioShack’s EBITDA target.

The 2007 target annual incentive bonus for Mr. Lowzinski will be based on the following performance measures:

•	25% of the performance measure is based on achievement of RadioShack’s EBITDA target, which was established in accordance with the Annual Bonus Plan and the Compensation Plan;

•	50% of the performance measure is based on achievement of RadioShack’s gross margin target; and

•	25% of the performance measure is based on achievement of RadioShack’s inventory target.

No annual incentive bonus will be paid under the Annual Bonus Plan to Messrs. Day, Gooch, Johnson and Lowzinski if RadioShack’s minimum EBITDA goal is not achieved. Because of his termination of employment on March 1, 2007, Mr. Stone will not receive an annual bonus with respect to 2007. Actual amounts payable, if any, can range from 25% to 150% (or, in the case of Mr. Day, 25% to 200%) of the target amounts, depending on the extent to which performance under the foregoing criteria meets, exceeds or is below the target.

Discretionary Bonus Pool. In addition to annual cash incentive bonuses, the MD&C Committee approves an annual bonus pool to be allocated by the Chief Executive Officer in his discretion to employees whose performance is determined to merit additional compensation. Employees receiving bonuses from this pool include officer and non-officer employees. Messrs. Johnson and Lowzinski received a $15,000 and a $10,000 bonus, respectively, from this pool regarding their 2006 performance.

Long-Term Incentive Plan for Executive Officers

In 2004, pursuant to the shareholder-approved Compensation Plan, the MD&C Committee established the RadioShack Corporation Long-Term Incentive Plan (LTIP) for its executive officers, including the named executive officers. The LTIP seeks to directly align RadioShack’s executives with its key strategic long-term business objectives, with the objective of ultimately supporting the long-term growth of shareholder value. Through December 31, 2006, each award under the LTIP had a three-year term. For example, the first performance cycle under the LTIP began on January 1, 2004 and ended on December 31, 2006.

Awards under the plan are based on RadioShack’s performance over the performance cycle, measured under performance goals that are established by the MD&C Committee early in the first year of each performance cycle. Using these performance goals, the MD&C Committee establishes a target long-term award for each named executive officer participating in the plan that period. The MD&C Committee also sets a superior long-term award amount, as a multiple of the target long-term award amount for performance beyond the target long-term amount. Additionally, a minimum long-term award is set as a percentage of the target long-term award amount for performance below the target long-term amount.

After the end of each performance cycle, the MD&C Committee reviews RadioShack’s actual performance against each of the performance measures established at the beginning of the cycle. In determining the extent to which the pre-set performance goals are met for a given period, the MD&C Committee will exercise its judgment, in its sole discretion, as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. Any awards are paid in cash as soon as practicable following the end of each performance period.

2004, 2005 and 2006 Long-Term Incentive Plan Performance Cycles

In 2004, 2005 and 2006, respectively, the MD&C Committee established the three-year performance goals for the named executive officers, in accordance with the Compensation Plan and the LTIP. Actual amounts payable, if any, can range from 50% to 150% of the target amounts, depending on the extent to which performance under the specified criteria meets, exceeds or is below the target.

2004 Long-Term Incentive Plan Performance Cycle. The cash payment for the named executive officers under the 2004 through 2006 plan cycle was based on achievement of the following performance measures:

•	33% of the performance measure was based on achieving a 4% compounded annual growth rate of RadioShack’s sales revenue, and

•	67% of the performance measure was based on achieving a 10% compounded annual growth rate of RadioShack’s operating income, with a minimum threshold operating income of $567.5 million.

Because these performance measures were not achieved, none of the named executive officers received any payment under the 2004 long-term incentive plan performance cycle.

2005 Long-Term Incentive Plan Performance Cycle. The cash payment for the named executive officers under the 2005 through 2007 plan cycle will be based on achievement of the following performance measures:

•	34% of the performance measure is based on the compounded annual growth rate of RadioShack’s sales revenue,

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income, and

•	33% of the performance measure is based on the compounded annual growth rate of RadioShack’s operating income compared to a specified peer group.

2006 Long-Term Incentive Plan Performance Cycle. The cash payment for the named executive officers under the 2006 through 2009 plan cycle will be based on achievement of the following performance measure:

•	100% of the performance measure is based on percentage growth in the fair market value of RadioShack’s stock price, as measured from March 27, 2006 through March 26, 2009.

Messrs. Day and Gooch did not participate in the 2006 long-term incentive plan performance cycle.

In February 2007, the MD&C Committee noted that the previously-approved performance measure under the LTIP for this performance cycle was based solely on stock price and determined that, in light of significant changes in the management team and the subsequent changes in the team’s approach to RadioShack’s operations, management should focus its attention on RadioShack’s EBITDA performance. As a result, on February 22, 2007, the MD&C Committee approved the early termination of this performance cycle and the subsequent payment to participants in this plan cycle of 50% of the one-year payout under this plan cycle. Messrs. Johnson and Lowzinski are eligible for payment in 2007 as a result of this early termination. Messrs. Day and Gooch did not participate in the 2006 long-term incentive plan performance cycle and therefore will receive no payment as a result of this early termination.

2007 Long-Term Incentive Plan Performance Cycle. As described under “Item 4 – Approval of Amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan” beginning on page 32, RadioShack is seeking shareholder approval of an amendment to the Compensation Plan’s long-term feature to permit the MD&C Committee to grant awards with two-year performance cycles, beginning in 2007. This amendment would provide the MD&C Committee the flexibility to grant cash awards with a two-year cycle.

Consequently, the MD&C Committee approved in February 2007 two-year performance goals for the named executive officers and is seeking shareholder approval of this amendment to the Compensation Plan. The cash payment for executives under this two-year plan cycle is intended to be based on achievement of the following performance measure:

•	100% of the performance measure is based on achievement of RadioShack’s EBITDA target.

If the shareholders do not approve the amendment to the Compensation Plan, the MD&C Committee will re-evaluate the plan cycle and may elect to utilize a three-year plan cycle instead.

Mr. Day is not a participant in this performance cycle. Because of his termination of employment, Mr. Stone is also not a participant in this performance cycle.

Equity Incentives

The MD&C Committee utilizes a combination of stock options and restricted stock grants as part of its compensation program for RadioShack’s named executive officers. Historically, the MD&C Committee has emphasized stock option grants to named executive officers; however, the MD&C Committee has recently utilized restricted stock grants in greater numbers (including restricted stock grants in February 2007).

Stock options may be granted under the 1997 Incentive Stock Plan (through its expiration on February 27, 2007), the 1999 Incentive Stock Plan and the 2001 Incentive Stock Plan. The 1999 Incentive Stock Plan provides only for grants of non-qualified stock options and stock appreciation rights. The 2001 Incentive Stock Plan provides only for grants of incentive stock options and non-qualified stock options to eligible participants.

Prior to its expiration on February 27, 2007, RadioShack could also grant restricted stock under the 1997 Incentive Stock Plan to eligible participants in amounts to be determined by the MD&C Committee, subject to the restrictions set forth in the plan. In connection with the expiration of the 1997 Incentive Stock Plan, RadioShack is seeking approval of the RadioShack Corporation 2007 Restricted Stock Plan to continue the right to grant restricted stock awards. See “Item 3 – Approval of the RadioShack Corporation 2007 Restricted Stock Plan” beginning on page 27.

Stock options and restricted stock grants (other than to newly-hired or promoted employees) have historically been approved and granted at the MD&C Committee’s regularly-scheduled February meeting. During 2006, however, option and restricted stock grants were also made to named executive officers in March and in April, respectively, in connection with changes in RadioShack’s executive leadership team and finalization of the design of the financial goals of the compensation program for the named executive officers. The MD&C Committee also awarded restricted stock grants in October 2006, in connection with the MD&C Committee’s periodic review of the responsibilities and compensation packages of certain named executive officers.

Newly-hired or promoted employees who are eligible to receive options, including named executive officers, receive their award of stock options on their first day of employment or promotion date, as applicable. To facilitate this practice, the board of directors has authorized the Chief Executive Officer to grant up to 2,500 stock options to employees between scheduled meetings of the MD&C Committee.

In February 2007, the MD&C Committee modified the timing of its annual stock option grants as a result of recent changes in the timing of RadioShack’s earnings releases. In recent years, RadioShack has issued its annual earnings release prior to the MD&C Committee’s approval of stock options at its regularly-scheduled February meeting. Earnings releases, including the annual earnings release, are now issued in conjunction with RadioShack’s quarterly and annual reports that are filed with the SEC; consequently, the annual earnings release is now issued after the date of the MD&C Committee’s regularly-scheduled meeting. In connection with this change in timing, the MD&C Committee determined that RadioShack’s earnings information (whether positive or negative) should be reflected in the fair market value of the stock options approved at its February meeting. As a result, the MD&C Committee determined that, while stock options will continue to be approved at the regularly-scheduled February meeting, the stock options will be granted and priced at the fair market value of RadioShack’s stock two trading days after the annual earnings release (including the date of the release).

Under RadioShack’s present incentive stock plans, all options are awarded at their fair market value (the average of the high and low sales prices) on the date of grant and may not be repriced. RadioShack’s current stock option grants have terms of seven years from the grant date, although in the past RadioShack has granted options with ten-year terms. Typically, options vest ratably over three years from the date of grant; however, options granted to Messrs. Day and Gooch in 2006 vest ratably over four years from the date of grant. In addition, one-half of Mr. Day’s options are subject to further exercisability restrictions based on the performance of RadioShack’s stock price (see “Description of Mr. Day’s Options” below). Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.

Shares of restricted stock granted to the named executive officers in 2006 vest ratably over either three or four years from the date of grant. Holders of unvested restricted stock have the right to vote the shares. Dividends payable on shares of unvested restricted stock are deferred until the restrictions on the shares have lapsed; if the shares vest, dividends are paid to the recipient in cash, without interest.

Description of Mr. Day’s Stock Options

In connection with his hire, the MD&C Committee granted Mr. Day options to purchase 4,000,000 shares of RadioShack common stock on July 6, 2006, the first date of his employment with RadioShack. The exercise price per share is $13.82, the fair market value of RadioShack common stock on that date. All options have a term of seven years. The options vest as follows:

•

2,000,000 (Time Options) will vest and become exercisable in annual increments of one-fourth, beginning on the first anniversary of the date of grant, if Mr. Day is continuously employed by RadioShack on the anniversary date,

•

2,000,000 (Performance Options) will vest in annual increments of 600,000, 600,000, 400,000 and 400,000, respectively, beginning on the first anniversary of the date of grant, if Mr. Day is continuously employed by RadioShack on the anniversary date (the vested amount is referred to as the Time-Vested Amount), but these options will not be exercisable except as follows:

•

if RadioShack’s common stock closes at $20 or more for 15 consecutive trading days at any time during the option term, then the lesser of (1) the Time-Vested Amount and (2) a total of 666,667 options will be exercisable,

•

if RadioShack’s common stock closes at $25 or more for 15 consecutive trading days at any time during the option term, then the lesser of (1) the Time-Vested Amount and (2) a total of 1,333,333 options will be exercisable, and

•

if RadioShack’s common stock closes at $30 or more for 15 consecutive trading days at any time during the option term, then the lesser of (1) the Time-Vested Amount and (2) a total of 2,000,000 options will be exercisable.

On February 12, 2007, shares of RadioShack common stock closed at or above $20.00 per share for 15 consecutive trading days on the New York Stock Exchange. As a result, as of February 28, 2007, the first exercisability performance hurdle for the Performance Options has been achieved.

Stock Ownership Guidelines

In February 2007, the board of directors substantially revised RadioShack’s stock ownership policy for its corporate officers and certain division officers. The revised policy has the following requirements:

•	Officers should own RadioShack stock with a minimum value equal to a percentage of their base salary, as follows:

Officer Level	Multiple of Base Salary
Chief Executive Officer	3.0
Executive Vice President	2.0
Senior Vice President	1.5
Vice President and Assistant Secretary	1.0

•

All officers must become compliant with the policy and show reasonable progress toward the required stock ownership level. Until compliant, officers are required to retain all shares held in their shareholder and brokerage accounts, as well as 75% of the net shares received from the exercise of stock option grants and vested restricted stock.

•	Shares owned outright, held in trust, held in RadioShack’s 401(k) Plan, and vested and unvested restricted stock grants count toward the achievement of the goal.

•	Ownership levels are reviewed annually at December 31, and failure to comply with the ownership goal and the retention level will impact future compensation decisions regarding the officer.

As of February 28, 2007, among the named executive officers, Messrs. Gooch and Johnson were in compliance with RadioShack’s stock ownership policy.

Benefit and Retirement Plans

During 2006, the MD&C Committee performed a review of certain benefit plans offered to RadioShack’s employees and executive officers. In connection with this review, the Employee’s Supplemental Stock Plan, the RadioShack Investment Plan, and RadioShack’s Executive Deferred Compensation/Stock Plans were suspended or discontinued to streamline benefits and to reduce the overall time and expense required to administer these plans. In addition, the Salary Continuation Plans and Deferred Compensation Plan were discontinued (with respect to actively-employed officer participants) in connection with the implementation of RadioShack’s Supplemental Executive Retirement Plan (SERP).

RadioShack 401(k) Plan. The RadioShack 401(k) Plan is a tax-qualified defined contribution plan. Eligible employees may direct their contributions into various investment alternatives, including RadioShack common stock.

In connection with its review of RadioShack’s benefit plans and the suspension of the Employees’ Supplemental Stock Plan (described below), the MD&C Committee amended the 401(k) Plan effective July 1, 2006. As amended, the 401(k) Plan allows participants to defer before tax, via payroll deductions, from 1% to 75% of their annual compensation, limited to certain annual maximums permitted by the Internal Revenue Code. The 401(k) Plan, as amended, also provides that RadioShack’s contribution to each participant’s account maintained under the plan is an amount equal to 100% of the participant’s contributions (limited as described in the previous sentence) up to 4% of his or her annual compensation. This percentage contribution by the Company is discretionary and may change or be suspended in the future.

Any contributions by RadioShack are made in cash directly to the 401(k) Plan and are deposited in an age-appropriate retirement fund for each participant; however, participants may, in their sole discretion, immediately reinvest RadioShack’s contribution into other investment alternatives provided by the 401(k) Plan.

Employees’ Supplemental Stock Plan. Prior to its suspension, the Employees’ Supplemental Stock Plan enabled employee-participants of RadioShack’s 401(k) Plan who were no longer eligible to make pre-tax contributions to the

401(k) Plan to make after-tax contributions to the Supplemental Stock Plan to purchase RadioShack stock. RadioShack matched 80% of each participant’s contribution. When the employee participants were again eligible to make pre-tax contributions to the 401(k) Plan, they were not eligible to contribute under the Supplemental Stock Plan.

In light of the costs in administering this plan, as well as the fact that this plan was available only to highly-compensated employees, the MD&C Committee suspended this plan effective June 30, 2006. A significant portion of the cost savings associated with suspending this plan was utilized in RadioShack’s effort to modify the match component of the RadioShack 401(k) Plan, as described above.

RadioShack Investment Plan. Prior to its suspension on July 1, 2006, only employees participating in RadioShack’s former employee stock purchase plan as of April 29, 2004 could participate in the RadioShack Investment Plan. Participants could contribute from 1% to 7% of their annual compensation, based on the amount of their election in the employee stock purchase plan as of April 29, 2004. Participants could annually elect to receive their contributions either in the form of cash or RadioShack stock. RadioShack matched 40%, 60% or 80% of each participant’s contribution, depending on the participant’s length of continuous participation in the employee stock purchase plan as of April 29, 2004. This matching contribution was in the form of either cash or RadioShack stock, based on the participant’s election to receive his or her contribution in cash or common stock, as described above.

The MD&C Committee suspended the RadioShack Investment Plan due to the costs of administering the plan and because only certain longer-tenured employees were eligible to participate in the plan. This distinction limited the plan’s ability to attract new employees, leading to the undesired effect of different benefits being available to employees based solely on tenure with RadioShack.

Executive Deferred Compensation/Stock Plans. Prior to their discontinuation on December 31, 2006, RadioShack’s Executive Deferred Compensation Plan and Executive Deferred Stock Plan permitted officers of RadioShack to defer, on a pre-tax basis, up to 80% of their base salary and/or bonus, unless otherwise permitted by the plan administrator. The major features of these plans were:

•	deferral of the receipt of up to 80% of officers’ base salaries or bonuses,

•	investment of cash deferrals in either RadioShack’s common stock or certain specified mutual funds, and

•

RadioShack’s matching payments on salary and bonus as follows: 12% match on salary and bonus deferrals in the form of RadioShack’s common stock and an additional 25% match on salary or bonus deferrals in the form of RadioShack’s common stock if salary and/or bonus deferrals are deferred for more than five years and are invested in RadioShack’s common stock.

The MD&C Committee discontinued these plans in light of low participation rates among officers, as well as the high administrative costs associated with these plans. In connection with their discontinuation, mutual fund holdings under the plans were liquidated effective December 31, 2006, and this amount was distributed to the participants, plus interest, in February 2007. Participants who invested in RadioShack common stock and were employed by RadioShack at December 31, 2006 received a distribution of the shares of RadioShack common stock held in their deferral account in March 2007. Further, in connection with this plan’s discontinuation, participants who were active employees were deemed to be fully vested as of December 31, 2006 with respect to the additional 25% match described above.

Supplemental Executive Retirement Plan. In December 2005, RadioShack’s board of directors, upon the recommendation of the MD&C Committee, adopted a SERP for selected executive employees of RadioShack. The SERP was adopted in connection with the discontinuation of the Salary Continuation Plans and the Deferred Compensation Plan for actively-employed officers. Unlike the Salary Continuation Plans and the Deferred Compensation Plan (described below), the benefits of the SERP are designed to base payments on a participant’s full or partial years of service as a RadioShack officer and his or her compensation, as described below.

The MD&C Committee identifies executive employees of RadioShack to participate in the SERP. Upon retirement at age 55 years or older, participants are eligible to receive, for ten years, an annual amount equal to a percentage of the average of their five highest consecutive years of compensation (base salary and bonus) (“Average Compensation”), to be paid in 120 monthly installments. The amount of the percentage of the compensation increases by 2 1/2% for each year of tenure as a RadioShack officer, up to a maximum of 50%. The formula below illustrates how the monthly retirement benefits under the SERP are calculated:

(2 1/2%	×	Years of Service as a RadioShack Officer	×	Average Compensation	)	÷	12	=	Monthly Retirement Benefit
(Up to a maximum of 50%)

If a participant retires prior to the age of 65 or after the age of 70, the participant’s benefits under the SERP are reduced as specified by the SERP. No benefits are paid under the SERP if the participant retires prior to the age of 55 or after the age of 75.

To be a participant in the SERP, officers who were participants in the Salary Continuation Plans or the Deferred Compensation Plan had to withdraw from the applicable plan and only receive benefits under the SERP. These benefits are calculated under the SERP using a formula that calculates the benefit under each plan (SERP, Salary Continuation Plans or Deferred Compensation Plan) and pays the participant the highest dollar benefit.

As of December 31, 2006, Mr. Day and Mr. Gooch did not participate in the SERP, although in February 2007 the MD&C Committee designated Mr. Gooch as a participant in the SERP. Under the terms of his agreement with RadioShack, Mr. Day is not eligible to participate in the SERP. The MD&C Committee has designated each of RadioShack’s other executive officers as participants in the SERP.

Salary Continuation Plans and Deferred Compensation Plan. Prior to the establishment of the SERP, RadioShack maintained the Salary Continuation Plans and Deferred Compensation Plan, which provided specified retirement benefits to RadioShack’s executive employees. No current RadioShack employee is a participant in either of these plans. Leonard H. Roberts, who is a participant in the Deferred Compensation Plan, is the only person listed on the Summary Compensation Table that is currently a participant in either of the plans. Mr. Roberts is currently receiving distributions under the Deferred Compensation Plan.

Under the previous plans, the MD&C Committee determined the retirement compensation amount for each participant. This amount did not necessarily bear any relationship to the participant’s compensation, final compensation or years of service. Benefits to participants are payable in 120 equal monthly installments.

Perquisites and Other Benefits

RadioShack provides the named executive officers with perquisites and other personal benefits that management and the MD&C Committee believe are reasonable and consistent with the overall compensation program to better enable RadioShack to attract and retain employees for key positions. These perquisites and benefits may include the payment of club dues, annual physicals, executive life and long-term disability insurance, personal liability insurance, financial counseling, airport transportation services, and an automobile allowance (or use of RadioShack-owned or -leased vehicles). Newly-hired employees may also receive payment or reimbursement of moving and relocation costs, reimbursement of premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and a relocation allowance. The MD&C Committee reviews the levels of perquisites and other personal benefits provided to the named executive officers from time to time. RadioShack does not own or lease a corporate aircraft.

Attributed costs of the perquisites and personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006 are described in greater detail in the All Other Compensation table beginning on page 52.

Tax and Accounting Implications

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1 million for compensation, except for qualified performance-based compensation, paid to a person who on the last day of a fiscal year is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

To ensure that annual incentive bonus and long-term incentive plan payments to executives subject to Section 162(m) will be deductible by RadioShack, the specified performance measure(s) and goal(s) for annual incentive bonuses and for long-term incentive plan payments set for each fiscal year under the shareholder-approved Compensation Plan must also be met. As discussed below, however, the MD&C Committee retains the right to award bonuses outside of this plan in appropriate circumstances, including bonuses and long-term incentive plan payments that may not be deductible in part or in full.

Executive officer stock options are generally granted under the now-expired 1997 Incentive Stock Plan and the 2001 Incentive Stock Plan, which have been approved by our shareholders and which we believe meet the definition of performance-based compensation and are therefore exempt from the deduction limitations of Section 162(m). However, of the 4,000,000 options granted to Mr. Day in 2006, 2,500,000 of the stock options were not granted from shareholder-approved plans. As a result, any compensation expense attributable to these 2,500,000 stock options will not meet the definition of performance-based compensation and will be subject to the deduction limitations of Section 162(m).

Although the MD&C Committee does design certain components of its executive compensation program to seek full deductibility, the MD&C Committee believes that the interests of shareholders are best served by not restricting the MD&C Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. The MD&C Committee has from time to time approved elements of compensation for officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances. Accordingly, the MD&C Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Nonqualified Deferred Compensation

Although final regulations have not become effective, we believe we have structured our compensation program to comply with Section 409A of the Internal Revenue Code, which affects nonqualified deferred compensation arrangements. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and if these benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In this case, the executive is subject to income tax, interest and an additional federal income tax of 20% of the benefit includable in income.

Accounting for Stock-Based Compensation

Effective January 1, 2006, RadioShack began accounting for stock-based payments, including grants of stock options and restricted stock, in accordance with the requirements of SFAS No. 123R.

REPORT OF THE MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The MD&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 36. Based on this review and discussion, the MD&C Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Frank J. Belatti (Chair)	Richard J. Hernandez
Robert S. Falcone	Jack L. Messman
Daniel R. Feehan

Compensation Committee Interlocks and Insider Participation

The MD&C Committee of the board of directors is composed entirely of the independent directors listed above. Each member of the MD&C Committee has no professional, familial or financial relationship with any of the executive officers of RadioShack, other than his directorship with RadioShack or relationships that would be considered trivial in nature.

Additional Information Regarding the

Management Development and Compensation Committee

Compensation decisions regarding RadioShack’s named executive officers are made by the MD&C Committee. RadioShack’s compensation and benefits department supports the MD&C Committee in its duties and, along with the Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The MD&C Committee’s charter grants it with the authority to retain outside legal counsel, independent compensation consultants, experts or other advisors as it deems necessary to fulfill its responsibilities (including evaluation of the Chief Executive Officer and executive compensation), without obtaining the approval of the board or any officer in advance. The MD&C Committee also has the sole authority to approve any such counsels’, consultants’ or other advisors’ fees and other terms of retention.

The MD&C Committee’s membership is determined annually by the board. The MD&C Committee has a regularly-scheduled meeting each calendar quarter, held in conjunction with corresponding board meetings that are approved by the board on an annual basis. Other meetings are held as deemed appropriate by the MD&C Committee.

Meeting agendas are approved by the chair of the MD&C Committee, in consultation with the Presiding Director, as well as members of management including the Chief Executive Officer, Chief Financial Officer and the Corporate Secretary. MD&C Committee meetings are regularly attended by the Chief Financial Officer, the General Counsel/Corporate Secretary and the Vice President – Compensation and Benefits. An executive session consisting only of members of the MD&C Committee is scheduled at each regular meeting. The chair of the MD&C Committee reports the committee’s recommendations on executive compensation at each regularly-scheduled meeting of the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of RadioShack’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2006 (including all persons who served as Chief Executive Officer or Chief Financial Officer during 2006 and executive officers who would otherwise be disclosed but for the fact they were not serving at the end of the year).

(a)	(b)	(c)	(d)		(e)		(f)		(g)		(h)		(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)		Option Awards[1] ($)		Non-Equity Incentive Plan Compen- sation[2] ($)		Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[3] ($)		All Other Compen- sation[4] ($)	Total ($)
Julian C. Day[5]	2006	$488,462	—		—		$2,487,475		$490,412	[6]	—		$58,973	$3,525,322
Chairman of the Board and Chief Executive Officer

James F. Gooch[7]	2006	$152,115	$50,000	[8]	$43,363		$106,198		$175,000	[6]	—		$75,356	$602,032
Executive Vice President and Chief Financial Officer

David P. Johnson	2006	$286,000	$15,000	[9]	—		$286,630	[10]	—		—		$40,440	$628,070
Senior Vice President and Corporate Controller

Wesley V. Lowzinski[11]	2006	$230,115	$35,000	[12]	$19,071		$94,275	[10]	—		$26,182		$174,154	$578,797
Senior Vice President and General Merchandise Manager

Gary M. Stone[13]	2006	$315,385	—		—		$186,084	[10]	$157,693	[14]	$61,573		$340,923	$1,061,658
Former Senior Vice President of Real Estate

Claire H. Babrowski[15]	2006	$460,192	—		$20,146	[16]	$118,055	[16]	—		—		$1,312,594	$1,910,987
Former Acting Chief Executive Officer, President and Chief Operating Officer

David G. Barnes[17]	2006	$232,692	—		—	[18]	$37,332	[18]	—		—		$65,894	$335,918
Former Executive Vice President and Chief Financial Officer

David J. Edmondson[19]	2006	$103,846	—		$(83,091)[20]		$570,496	[20]	—		—		$1,045,496	$1,636,747
Former President and Chief Executive Officer

Mark C. Hill[21]	2006	$100,000	—		$(6,644)[22]		$150,089	[22]	—		—		$1,640,942	$1,884,387
Former Senior Vice President – Chief Corporate Development Officer

Leonard H. Roberts[23]	2006	$288,462	—		$328,132	[24]	$294,438	[24]	—		—	[25]	$2,724,152	$3,635,184
Retired Executive Chairman

(1)	The amounts shown in columns (e) and (f) represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006, in accordance with SFAS No. 123R, in connection with restricted stock grants and stock option grants, respectively, and therefore may include amounts from restricted stock grants and stock option grants made during and prior to 2006. The valuation methodology and assumptions regarding these grants are described in “Stock-Based Compensation” in Note 2 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements, contained in RadioShack’s Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on February 27, 2007, and in “Stock-Based Compensation” in Note 2 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements, contained in RadioShack’s Form 10-K for the fiscal year ended December 31, 2005, filed with the SEC on March 15, 2006.

(2)

The amounts shown in column (g) represent bonuses earned for the fiscal year ended December 31, 2006 pursuant to the Annual Bonus Plan, the Turnaround Bonus Plan and the LTIP. These plans are discussed in more detail beginning on page 40. No bonuses were earned under these plans by any of the named executive officers with respect to the fiscal year ended December 31, 2006, other than the guaranteed bonuses paid under the Annual Bonus Plan and the Turnaround Bonus Plan to Messrs. Day, Gooch and Stone.

(3)	The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by RadioShack determined using interest rate and a normal retirement age of 65 consistent with RadioShack’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	For more information regarding of the amounts included in column (i), please see “All Other Compensation (from Summary Compensation Table)” beginning on page 52.

(5)	Mr. Day began serving as Chief Executive Officer and Chairman of the Board on July 6, 2006.

(6)	These amounts represent the guaranteed bonus to be paid with respect to 2006 to Mr. Day and Mr. Gooch pursuant to the terms of their respective agreements with RadioShack. See “Agreements with Named Executive Officers” below.

(7)	Mr. Gooch began serving as Executive Vice President and Chief Financial Officer on August 16, 2006.

(8)	Represents a $50,000 signing bonus paid to Mr. Gooch.

(9)	Represents a $15,000 bonus paid to Mr. Johnson pursuant to the discretionary bonus pool for his performance in 2006.

(10)	As required by SFAS No. 123R, the amounts in columns (e) and (f) for Messrs. Johnson, Lowzinski and Stone include the effect of accelerated recognition of stock compensation expense pertaining to a retirement eligibility provision applicable to officers, which provides for accelerated vesting of an award grant at the retirement age of 55 (for stock options, however, the award must have been held for 12 months).

(11)	Mr. Lowzinski was promoted to Senior Vice President and General Merchandise Manager on May 18, 2006.

(12)	Represents a $25,000 bonus paid to Mr. Lowzinski in connection with his promotion during 2006 and a $10,000 bonus paid to Mr. Lowzinski pursuant to the discretionary bonus pool for his performance in 2006.

(13)	Mr. Stone ceased being a RadioShack employee on March 1, 2007.

(14)	Represents the guaranteed bonus to be paid with respect to 2006 to Mr. Stone.

(15)	Ms. Babrowski’s employment was terminated effective August 31, 2006. During 2006, Ms. Babrowski served as Acting Chief Executive Officer. If Ms. Babrowski had remained employed by RadioShack as of December 31, 2006, she would have been considered a named executive officer.

(16)	In connection with the termination of her employment, Ms. Babrowski forfeited 21,334 shares of unvested restricted stock and 200,000 stock options. In accordance with SFAS No. 123R, the value of these forfeitures is reflected in columns (e) and (f).

(17)	Mr. Barnes resigned effective July 29, 2006. If Mr. Barnes had remained employed by RadioShack as of December 31, 2006, he would have been considered a named executive officer.

(18)	In connection with his resignation, Mr. Barnes forfeited 8,000 shares of unvested restricted stock and 125,000 stock options. In accordance with SFAS No. 123R, the value of these forfeitures is reflected in columns (e) and (f).

(19)	Mr. Edmondson resigned effective February 20, 2006. If Mr. Edmondson had remained employed by RadioShack as of December 31, 2006, he would have been considered a named executive officer.

(20)	No stock options or shares of restricted stock were granted to Mr. Edmondson in 2006. Under the terms of his Resignation Agreement and Release, all of Mr. Edmondson’s outstanding stock options and restricted stock awards that would have otherwise become exercisable or vested on or prior to December 31, 2006 became immediately exercisable or vested. Further, the exercise period for Mr. Edmondson’s outstanding stock options was extended through February 20, 2007. As of December 31, 2006, Mr. Edmondson had forfeited 10,000 shares of unvested restricted stock and 141,667 stock options. In accordance with SFAS No. 123R, the value of these forfeitures is reflected in columns (e) and (f).

(21)	Mr. Hill resigned effective March 31, 2006. If Mr. Hill had remained employed by RadioShack as of December 31, 2006, he would have been considered a named executive officer.

(22)	No shares of restricted stock were granted to Mr. Hill in 2006. Under the terms of his Separation Agreement, the vesting of Mr. Hill’s unvested stock options outstanding for at least one year was accelerated, and the exercise period of Mr. Hill’s vested outstanding stock options was extended through December 31, 2006. As of December 31, 2006, Mr. Hill had forfeited 2,000 shares of unvested restricted stock and 349,335 stock options. In accordance with SFAS No. 123R, the value of these forfeitures is reflected in columns (e) and (f).

(23)	Mr. Roberts retired effective May 18, 2006. If Mr. Roberts had remained employed by RadioShack as of December 31, 2006, he would have been considered a named executive officer.

(24)	No stock options or shares of restricted stock were granted to Mr. Roberts in 2006.

(25)	In connection with Mr. Roberts’ retirement in May 2006, he began receiving distributions under the Officer’s Deferred Compensation Plan during 2006. The increase in the present value of Mr. Roberts’ benefits under the Officer’s Deferred Compensation Plan from December 31, 2005 to his retirement date was $172,786. As a result of Mr. Roberts’ receipt of distributions after his retirement under the plan during 2006, there was, however, a net decrease of $64,671 in the present value of his benefits under the plan from December 31, 2005 to December 31, 2006. This net decrease is not included in the total shown in column (j).

All Other Compensation for 2006 (from Summary Compensation Table)

The following table provides additional information regarding column (i) (All Other Compensation) of the Summary Compensation Table above.

(a)	(b)		(c)		(d)	(e)		(f)		(g)
Name	Company Contributions to Employee Benefit Plans[1] ($)		Perquisites and Other Personal Benefits ($)		Reimbursement for Taxes[2] ($)	Termination Payments ($)		Other[3] ($)		Total All Other Compensation ($)
Julian C. Day	—		$51,812	[4]	$6,506	—		$655		$58,973
James F. Gooch	—		$48,853	[5]	$26,066	—		$437		$75,356
David P. Johnson	$17,200		$19,528	[6]	$1,936	—		$1,776		$40,440
Wesley V. Lowzinski	$30,689	[7]	$115,165	[8]	$27,257	—		$1,043		$174,154
Gary M. Stone	$93,246	[9]	$204,536	[10]	$41,432	—		$1,709		$340,923
Claire H. Babrowski	—		$99,301	[11]	—	$1,211,692	[12]	$1,601	[13]	$1,312,594
David G. Barnes	$46,120	[14]	$16,732	[15]	$2,006	—		$1,036		$65,894
David J. Edmondson	$3,847		$4,299	[16]	$404	$1,036,650	[17]	$296		$1,045,496
Mark C. Hill	$9,567		$12,574	[18]	$2,430	$1,615,927	[19]	$444		$1,640,942
Leonard H. Roberts	$4,122		$20,270	[20]	$2,430	$2,691,018	[21]	$6,312	[22]	$2,724,152

(1)	The amounts shown in column (b) represent RadioShack’s contributions allocated in 2006 to the accounts of the named executive officers participating in the following employee benefit plans: the RadioShack Investment Plan, the Employees’ Supplemental Stock Plan, the RadioShack 401(k) Plan, and the Executive Deferred Compensation/Stock Plans. See “Benefit and Retirement Plans” beginning on page 45.

(2)	The amounts shown in column (d) represent amounts reimbursed by RadioShack to the named executive officer in 2006 for the payment of taxes with respect to, as applicable, relocation pay, personal use of RadioShack automobiles, COBRA insurance premium reimbursements, financial planning, and taxable moving expenses.

(3)	The amounts shown in column (f) include premiums paid by RadioShack for an executive life insurance policy for each of the named executive officers.

(4)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Day and $49,382 of moving expenses paid by RadioShack on behalf of Mr. Day or reimbursed to Mr. Day.

(5)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Gooch, the cost attributable to personal use of RadioShack-owned or -leased automobiles to Mr. Gooch (in lieu of a cash automobile allowance), $20,396 of moving expenses paid by RadioShack on behalf of Mr. Gooch or reimbursed to Mr. Gooch, $414 for the incremental cost attributable to airport transportation services provided by RadioShack for Mr. Gooch, COBRA insurance premium reimbursements paid to Mr. Gooch and a $20,000 relocation allowance paid to Mr. Gooch. The cost attributable to personal use of RadioShack-provided vehicles is based on the prorated annual lease value of the vehicle, based on days used. The cost attributable to the airport transportation services is calculated using a cost of $.445 per mile, which approximates fuel, depreciation and service for the use of the vehicle.

(6)	The amount shown in column (c) reflects premiums paid by RadioShack for personal liability insurance and for executive long-term disability insurance policies for Mr. Johnson, the cost of financial planning services provided to Mr. Johnson, and the cost attributable to personal use of RadioShack-owned or -leased automobiles to Mr. Johnson (in lieu of a cash automobile allowance). The cost attributable to personal use of RadioShack-provided vehicles is based on the prorated annual lease value of the vehicle, based on days used.

(7)	The amount shown in column (b) reflects RadioShack’s contribution of $30,689 allocated in 2006 to Mr. Lowzinski’s account under the Executive Deferred Compensation/Stock Plans.

(8)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Lowzinski, a $10,000 automobile allowance paid to Mr. Lowzinski, $52,217 of moving expenses paid by RadioShack on behalf of Mr. Lowzinski or reimbursed to Mr. Lowzinski, $39,934 paid pursuant to a relocation program with respect to Mr. Lowzinski’s prior residence, COBRA insurance premium reimbursements paid to Mr. Lowzinski and a $10,000 relocation allowance paid to Mr. Lowzinski.

(9)	The amount shown in column (b) includes RadioShack’s contribution of $92,785 allocated in 2006 to Mr. Stone’s account under the Executive Deferred Compensation/Stock Plans.

(10)	The amount shown in column (c) reflects $11,836 for the cost of financial planning services provided to Mr. Stone, the cost of a physical for Mr. Stone, premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Stone, a $10,000 automobile allowance paid to Mr. Stone, $106,028 of moving expenses paid by RadioShack on behalf of Mr. Stone or reimbursed to Mr. Stone, and $70,387 paid pursuant to a relocation program with respect to Mr. Stone’s prior residence.

(11)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Ms. Babrowski, an automobile allowance paid to Ms. Babrowski, and $88,579 paid pursuant to a relocation program with respect to Ms. Babrowski’s prior residence.

(12)	The amount shown in column (e) for Ms. Babrowski reflects (A) severance of $1,147,917 earned by Ms. Babrowski under the RadioShack Officers’ Severance Program, of which payment was deferred until 2007, (B) COBRA premium payments of $8,006 and (C) accrued vacation of $55,769 paid to Ms. Babrowski. See “Benefits to Certain Former Executive Officers upon Termination of Employment” beginning on page 73.

(13)	In addition to the premium described in footnote (3), the amount shown in column (f) includes a dividend paid to Ms. Babrowski on an unvested restricted stock award once the restrictions on the award lapsed. See “Equity Incentives” beginning on page 43.

(14)	The amount shown in column (b) includes RadioShack’s contribution of $46,120 allocated in 2006 to Mr. Barnes’ account under the Executive Deferred Compensation/Stock Plans.

(15)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Barnes, the cost of financial planning services provided to Mr. Barnes, an automobile allowance paid to Mr. Barnes, and amounts paid pursuant to a relocation program with respect to Mr. Barnes’ prior residence.

(16)	The amount shown in column (c) reflects amounts paid on behalf of or reimbursed to Mr. Edmondson for country club dues, premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Edmondson, the cost of financial planning services provided to Mr. Edmondson, and an automobile allowance paid to Mr. Edmondson.

(17)	The amount shown in column (e) for Mr. Edmondson reflects (A) the sum of $975,000 paid to Mr. Edmondson in four equal quarterly installments, beginning on February 21, 2006, (B) COBRA premium payments of $3,958, and (C) accrued vacation of $57,692 paid to Mr. Edmondson, pursuant to Mr. Edmondson’s Resignation Agreement and Release, which was filed as Exhibit 10.1 to RadioShack’s Current Report on Form 8-K filed on February 21, 2006. See “Benefits to Certain Former Executive Officers upon Termination of Employment” beginning on page 73.

(18)	The amount shown in column (c) reflects premiums paid by RadioShack for an executive long-term disability insurance policy for Mr. Hill, the cost of financial planning services provided to Mr. Hill, and an automobile allowance paid to Mr. Hill.

(19)	The amount shown in column (e) for Mr. Hill reflects (A) a lump sum payment of $1,614,772 and (B) the value of certain electronic equipment that Mr. Hill was entitled to retain, pursuant to Mr. Hill’s Separation Agreement. Mr. Hill’s Separation Agreement was filed as Exhibit 10.1 to RadioShack’s Current Report on Form 8-K filed on April 7, 2006. See “Benefits to Certain Former Executive Officers upon Termination of Employment” beginning on page 73.

(20)	The amount shown in column (c) reflects premiums paid by RadioShack for personal liability insurance and executive long-term disability insurance policies for Mr. Roberts, the cost of financial planning services provided to Mr. Roberts, the cost of a physical for Mr. Roberts, an automobile allowance paid to Mr. Roberts and the value of a RadioShack-sponsored incentive trip.

(21)	The amount shown in column (e) for Mr. Roberts reflects (A) an initial payment of $133,812 on December 1, 2006, (B) an additional sum of $2,542,455 in equal monthly payments of $22,302 through June 1, 2016, and (C) aggregate COBRA premium payments of $14,751, which will be paid to or on behalf of Mr. Roberts during the term of his Consulting Agreement. The COBRA premium payments are an estimate of Mr. Roberts’ benefit, assuming a monthly benefit of $351.22 (which amount could change during the term of the Consulting Agreement). The amount shown in column (e) for Mr. Roberts does not include post-employment payments made to Mr. Roberts under his Consulting Agreement with RadioShack. Mr. Roberts’ Transition Agreement and Consulting Agreement were filed as Exhibit 10.1 to RadioShack’s Current Reports on Form 8-K filed on January 25, 2005 and on May 23, 2006, respectively. See “Benefits to Certain Former Executive Officers upon Termination of Employment” beginning on page 73 for a description of Mr. Roberts’ Consulting Agreement.

(22)	In addition to the premium described in footnote (3), the amount shown in column (f) includes a dividend paid to Mr. Roberts on an unvested restricted stock award once the restrictions of the award lapsed. See “Equity Incentives” beginning on page 43. The amount shown in column (f) also includes $761 for amounts imputed as income in 2006 in connection with RadioShack’s December 21, 2001 loan of $2,180,000 to the Leonard and Laurie Roberts Heritage Trust for the Trust to pay a premium on a life insurance policy on the lives of Mr. Roberts and his spouse in exchange for the relinquishment and waiver by Mr. Roberts of the right to receive under RadioShack’s Executive Deferred Compensation Plan the sum of $2,180,000, representing cash compensation that Mr. Roberts had previously elected to defer. The cost of the loan to RadioShack will not exceed the cost RadioShack would have incurred with respect to the amounts waived by Mr. Roberts under RadioShack’s Executive Deferred Compensation Plan. Upon the last to die of Mr. Roberts and his spouse, RadioShack will be repaid under the Trust’s December 21, 2001 Promissory Note to RadioShack the principal amount of its loan to the Trust plus accrued interest at the rate of 4.99% per annum. In connection with this transaction, RadioShack, Mr. Roberts and his spouse entered into a Death Benefit Agreement, which is described below under “Death Benefit Agreement with Mr. Roberts and His Spouse.”

Certain Agreements with Named Executive Officers

Letter Agreement with Mr. Day. In connection with Mr. Day’s appointment as Chief Executive Officer and Chairman of the Board, Mr. Day and RadioShack entered into a letter agreement on July 6, 2006, setting forth the terms of Mr. Day’s employment. Under the terms of the letter agreement, Mr. Day serves as an “at-will” employee of RadioShack.

Under the letter, Mr. Day receives a base salary of $1,000,000 per year. Mr. Day was also granted options to purchase 4,000,000 shares of RadioShack common stock on July 6, 2006, the first date of his employment with RadioShack. See “Description of Mr. Day’s Stock Options” on page 44.

In addition, Mr. Day was eligible to participate in the 2006 Annual Bonus Plan as well as the Turnaround Bonus Plan, using the same performance measures approved by the MD&C Committee for other executive officers. Mr. Day was guaranteed a minimum bonus (paid in 2007) of not less than 100% of his 2006 prorated base salary.

Mr. Day is eligible to participate in all benefit plans, and to receive all perquisites, that RadioShack provides to its senior executives, except that he is not eligible to participate in the SERP. Mr. Day is entitled to annual paid vacation in accordance with RadioShack’s policy applicable to senior executives, but not less than 4 weeks per calendar year (as prorated for partial years). Mr. Day was also entitled to relocation benefits in accordance with RadioShack’s relocation program applicable to senior executives; however, RadioShack’s obligations under this provision have concluded.

Mr. Day also entered into an agreement with RadioShack that provides for confidentiality, nonsolicitation, noncompetition restrictions and agreements governing the development and assignment of intellectual property rights.

Employment Offer Letter of Mr. Gooch. Mr. Gooch was presented an employment offer letter describing his employment terms regarding his position as RadioShack’s Chief Financial Officer. Under the terms of the letter, Mr. Gooch serves as an “at-will” employee of RadioShack.

Under the letter, Mr. Gooch received an initial annual base salary of $425,000 and a signing bonus of $50,000. Mr. Gooch was also granted 15,000 shares of restricted stock, as well as options to purchase 225,000 shares of RadioShack common stock on August 16, 2006, the first date of his employment with RadioShack. These shares of restricted stock and options vest ratably over four years, assuming continuous employment.

In addition, Mr. Gooch was eligible to participate in the 2006 Annual Bonus Plan as well as the Turnaround Bonus Plan, using the same performance measures approved by the MD&C Committee for other executive officers. Mr. Gooch was guaranteed a minimum bonus (paid in 2007) of not less than $175,000. Mr. Gooch’s eligibility to participate in the long-term incentive plan began in 2007.

Mr. Gooch is eligible to participate in all benefit plans, and to receive all perquisites, that RadioShack provides to its senior executives, in accordance with their terms. Mr. Gooch is entitled to 4 weeks vacation. Mr. Gooch also received relocation assistance, including packing/unpacking and shipping of his household goods, a furnished temporary apartment through August 15, 2007, reimbursement or payment of a suitable number of trips to and from his Michigan residence and participation in RadioShack’s relocation provider program. RadioShack also reimbursed Mr. Gooch his COBRA premium cost until he became eligible under RadioShack’s health insurance plan.

Death Benefit Agreement with Mr. Roberts and His Spouse. In connection with the December 21, 2001 loan by RadioShack to the Leonard and Laurie Roberts Heritage Trust described in footnote (22) to the All Other Compensation table beginning on page 52, RadioShack has agreed to pay beneficiaries, as designated by Mr. Roberts and his spouse, a death benefit amount. This death benefit amount will only be paid by RadioShack in the event, after the second to die of Mr. Roberts and his spouse, the Leonard and Laurie Roberts Heritage Trust fully repays to RadioShack the $2,180,000 loan made to the Trust plus accrued interest. The death benefit amount is a calculated amount to make the arrangement cost neutral to RadioShack on a present value basis.

Salary and Bonus Compared to Total Compensation

Based on the fair value of equity awards granted to named executive officers in 2006 and the base salary of the named executive officers set forth in the Summary Compensation Table, the amounts in the “Salary” and “Bonus” columns accounted for approximately 7% of the total compensation of the named executive officers employed on December 31, 2006, while incentive compensation (including equity awards) accounted for approximately 90% of the total compensation of these named executive officers. Excluding Mr. Day’s compensation, the amounts in the “Salary” and “Bonus” columns accounted for approximately 25% of the total compensation of the named executive officers employed on December 31, 2006, while incentive compensation (including equity awards) accounted for approximately 58% of the total compensation of the remaining named executive officers.

Grants of Plan-Based Awards for 2006

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(i)	(m)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/ Share)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julian C. Day
Annual Incentive Bonus Plan	N/A	—	$343,288	$686,577	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	—	$147,123	$294,247	—	—	—	—	—	—	—	—
Option Award	07/06/2006	—	—	—	600,000	666,667	2,000,000	—	—	$13.82	$13.76	$10,133,426
Option Award	07/06/2006	—	—	—	—	—	—	—	2,000,000	$13.82	$13.76	$7,800,000

James F. Gooch
Annual Incentive Bonus Plan	N/A	—	$122,500	$168,719	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	—	$52,500	$72,308	—	—	—	—	—	—	—	—
Option Award	08/16/2006[6]	—	—	—	—	—	—	—	225,000	$17.80	$18.04	$1,131,750
Restricted Stock Award	10/23/2006	—	—	—	—	—	—	20,000	—	—	—	$387,400
Restricted Stock Award	08/16/2006[6]	—	—	—	—	—	—	15,000	—	—	—	$267,000

David P. Johnson
Annual Incentive Bonus Plan	N/A	$48,048	$120,120	$240,240	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	$20,592	$51,480	$102,960	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	N/A	$47,100	$94,200	$141,300	—	—	—	—	—	—	—	—
Option Award	02/23/2006	—	—	—	—	—	—	—	20,000	$19.39	$19.48	$123,200

Wesley V. Lowzinski
Annual Incentive Bonus Plan	N/A	$49,000	$122,500	$245,000	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	$21,000	$52,500	$105,000	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	N/A	$73,662	$147,324	$220,986
Option Award	05/18/2006	—	—	—	—	—	—	—	10,600	$17.07	$17.05	$61,904
Option Award	02/23/2006	—	—	—	—	—	—	—	5,900	$19.39	$19.48	$36,344
Restricted Stock Award	10/23/2006	—	—	—	—	—	—	2,500	—	—	—	$48,425

Gary M. Stone
Annual Incentive Bonus Plan	N/A	—	$110,442	$318,500	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	—	$47,332	$136,500	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	N/A	$40,100	$80,200	$120,300	—	—	—	—	—	—	—	—
Option Award	02/23/2006	—	—	—	—	—	—	—	20,000	$19.39	$19.48	$123,200

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(i)	(m)
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/ Share)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Claire H. Babrowski[7]
Annual Incentive Bonus Plan	N/A	$203,000	$507,500	$1,015,000	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	$87,000	$217,500	$435,000	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	N/A	$588,500	$1,177,000	$1,765,500	—	—	—	—	—	—	—	—
Option Award	03/03/2006	—	—	—	—	—	—	—	100,000	$19.24	$19.17	$614,000
Restricted Stock Award	04/01/2006	—	—	—	—	—	—	18,000	—	—	—	$333,360
David G. Barnes[7]
Annual Incentive Bonus Plan	N/A	$89,250	$223,125	$446,250	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	$38,250	$95,625	$191,250	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	N/A	$323,250	$646,500	$969,750	—	—	—	—	—	—	—	—
Option Award	03/03/2006	—	—	—	—	—	—	—	75,000	$19.24	$19.17	$460,500
Restricted Stock Award	04/01/2006	—	—	—	—	—	—	8,000	—	—	—	$148,160
David J. Edmondson	—	—	—	—	—	—	—	—	—	—	—	—
Mark C. Hill[8]
Annual Incentive Bonus Plan	N/A	$78,400	$196,000	$392,000	—	—	—	—	—	—	—	—
Turnaround Bonus Plan	N/A	$33,600	$84,000	$168,000	—	—	—	—	—	—	—	—
Option Award	03/03/2006	—	—	—	—	—	—	—	20,000	$19.24	$19.17	$122,800
Leonard H. Roberts	—	—	—	—	—	—	—	—	—	—	—	—

(1)	The amounts shown in columns (c), (d) and (e) reflect the following:

•

With respect to the Annual Incentive Bonus Plan and the Turnaround Bonus Plan, the amounts shown in column (c), if applicable, reflect the minimum payment level under these plans, which is 40% of the target amount shown in column (d). The amounts shown in column (e) are 200% of the target amount. If no amount is shown in column (c), the named executive officer received a guaranteed minimum bonus in the amounts set forth in column (d). For a description of the Annual Incentive Bonus Plan and the Turnaround Bonus Plan, see “Annual Cash Incentive Bonus” beginning on page 40.

•

With respect to the Long-Term Incentive Plan, the amounts shown in column (c) reflect the minimum payment level under these plans, which is 50% of the target amount shown in column (d). The amounts shown in column (e) are 150% of the target amount. For a description of the Long-Term Incentive Plan, see “Long-Term Incentive Plan for Executive Officers” beginning on page 41.

For the amounts actually paid to the named executive officers under the Annual Bonus Plan, the Turnaround Bonus Plan and the Long-Term Incentive Plan, please see column (g) of the Summary Compensation Table beginning on page 50.

(2)	The amounts shown in columns (f), (g) and (h) reflect the grant of 2,000,000 performance-based options to Mr. Day that become exercisable upon RadioShack’s common stock closing at specified price levels. See “Description of Mr. Day’s Stock Options” on page 44. The minimum and maximum number of options that can become vested and exercisable are reflected in columns (f) and (h), respectively. The amount shown in column (g) represents the amount of options that would have become exercisable based on the highest closing price of RadioShack’s common stock for fifteen consecutive days as of February 28, 2007 (and assuming that this amount exceeds the applicable Time-Vesting Amount). These options expire seven years from the date of grant, assuming Mr. Day continues to serve as an employee of RadioShack.

(3)	All shares of restricted stock shown in column (i) were granted under the 1997 Incentive Stock Plan. Shares of restricted stock shown in column (i) granted to Messrs. Gooch and Lowzinski vest in equal one-fourth increments annually on the anniversary of the date of grant over a four-year period, assuming their respective continuing employment with RadioShack on each subsequent vesting date. Shares of restricted stock shown in column (i) granted to Ms. Babrowski and Mr. Barnes would have vested in equal one-third increments annually on the anniversary of the date of grant over a three-year period, assuming their respective continuing employment with RadioShack on each subsequent vesting date; consequently, these shares were forfeited in connection with their respective resignations.

(4)	Other than 500,000 shares granted to Mr. Day as an inducement grant, all options shown in column (j) were granted under the 1997 Incentive Stock Plan, the 1999 Incentive Stock Plan and the 2001 Incentive Stock Plan. Options granted to Messrs. Day and Gooch shown in column (j) vest in annual increments of one-fourth beginning on the first anniversary of the date of grant. All other options shown in column (j) vest in annual increments of one-third beginning on the first anniversary of the date of grant. For persons who continue to serve as employees of RadioShack, options expire seven years from the date of grant. No stock appreciation rights were granted in 2006.

(5)	All options are awarded at their fair market value (the average of the high and low sales prices) on the date of grant.

(6)	These options and shares of restricted stock were approved by the MD&C Committee on July 27, 2006, in connection with the approval to hire Mr. Gooch. The options were granted on August 16, 2006, the first day of Mr. Gooch’s employment, in accordance with RadioShack’s stock option practices. See “Equity Incentives” beginning on page 43.

(7)	Because Ms. Babrowski and Mr. Barnes were not employed by RadioShack at December 31, 2006, these awards have been forfeited.

(8)	Because Mr. Hill was not employed by RadioShack at December 31, 2006, these awards (other than Mr. Hill’s award under the Annual Incentive Bonus Plan and the Turnaround Bonus Plan) have been forfeited. Under Mr. Hill’s Separation Agreement, Mr. Hill had the right to receive the pro rata share of the Annual Incentive Bonus Plan and the Turnaround Bonus Plan for calendar year 2006, if any, that he would otherwise be entitled to receive if he had been employed by RadioShack as of December 31, 2006. No bonus was payable to Mr. Hill with respect to 2006 under these plans.

Outstanding Equity Awards at Fiscal Year-End 2006

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Julian C. Day[2]	—	2,000,000	—	$13.82	07/06/2013	—	—	—	—
	—	—	2,000,000	$13.82	07/06/2013	—	—	—	—

James F. Gooch[3]	—	225,000	—	$17.80	08/16/2013	—	—	—	—
	—	—	—	—	—	20,000	$335,600	—	—
	—	—	—	—	—	15,000	$251,700	—	—

David P. Johnson[4]	—	20,000	—	$19.39	02/23/2013	—	—	—	—
	7,133	14,267	—	$29.35	02/24/2012	—	—	—	—
	14,266	7,134	—	$35.08	02/20/2011	—	—	—	—
	57,000	—	—	$20.85	02/20/2010	—	—	—	—
	80,000	—	—	$28.55	12/12/2008	—	—	—	—
	80,000	—	—	$38.35	02/22/2011	—	—	—	—
	75,000	—	—	$46.03	05/18/2010	—	—	—	—
	60,000	—	—	$48.69	07/24/2009	—	—	—	—
	60,000	—	—	$25.00	10/23/2008	—	—	—	—

Wesley V. Lowzinski[5]	—	—	—	—	—	2,500	$41,950	—	—
	—	10,600	—	$17.07	05/18/2013	—	—	—	—
	—	5,900	—	$19.39	02/23/2013	—	—	—	—
	1,666	3,334	—	$21.51	12/19/2012	—	—	—	—

Gary M. Stone[6]	—	20,000	—	$19.39	02/23/2013	—	—	—	—
	5,000	10,000	—	$22.46	11/02/2012	—	—	—	—

Claire H. Babrowski	—	—	—	—	—	—	—	—	—

David G. Barnes	—	—	—	—	—	—	—	—	—

David J. Edmondson[7]	50,000	—	—	$29.35	02/20/2007	—	—	—	—
	83,333	—	—	$35.08	02/20/2007	—	—	—	—
	255,000	—	—	$20.85	02/20/2007	—	—	—	—
	345,000	—	—	$30.03	02/20/2007	—	—	—	—
	300,000	—	—	$38.35	02/20/2007	—	—	—	—
	160,000	—	—	$46.03	02/20/2007	—	—	—	—
	140,000	—	—	$48.69	02/20/2007	—	—	—	—
	120,000	—	—	$25.00	02/20/2007	—	—	—	—
	40,000	—	—	$17.56	02/20/2007	—	—	—	—

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)[1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable
Mark C. Hill	—	—	—	—	—	—	—	—	—

Leonard H. Roberts[8]	—	—	—	—	—	19,246	$322,948	—	—
	200,000	—	—	$29.35	05/19/2009	—	—	—	—
	200,000	—	—	$35.08	05/19/2009	—	—	—	—
	425,000	—	—	$20.85	05/19/2009	—	—	—	—
	575,000	—	—	$30.03	01/02/2009	—	—	—	—
	500,000	—	—	$38.35	05/19/2009	—	—	—	—
	350,000	—	—	$46.03	05/19/2009	—	—	—	—
	325,000	—	—	$48.69	05/19/2009	—	—	—	—
	100,000	—	—	$32.50	10/23/2008
	100,000	—	—	$30.00	10/23/2008	—	—	—	—
	100,000	—	—	$27.50	10/23/2008	—	—	—	—
	300,000	—	—	$25.00	10/23/2008	—	—	—	—
	180,000	—	—	$17.56	10/17/2007	—	—	—	—

(1)	For purposes of determining the market value of unvested shares, this chart uses the December 29, 2006 closing price of RadioShack’s common stock on the New York Stock Exchange, $16.78.

(2)	Mr. Day’s options shown in column (c) vest and become exercisable in annual increments of one-fourth, beginning on the first anniversary of the date of grant, if Mr. Day is continuously employed by RadioShack on the anniversary date. Mr. Day’s options in column (d) vest in annual increments of 600,000, 600,000, 400,000 and 400,000, respectively, beginning on the first anniversary of the date of grant, if Mr. Day is continuously employed by RadioShack on the anniversary date, but these options do not generally become exercisable unless RadioShack’s common stock achieves certain price levels. See “Description of Mr. Day’s Stock Options” on page 44.

(3)	Mr. Gooch’s options shown in column (c) and restricted stock shown in column (g) vest in equal one-fourth increments annually on the anniversary of the date of grant over a four-year period, assuming his continuing employment with RadioShack on each subsequent vesting date.

(4)	Mr. Johnson’s options shown in columns (b) and (c) vest in equal one-third increments annually on the anniversary of the date of grant over a three-year period, assuming his continuing employment with RadioShack on each subsequent vesting date.

(5)	Mr. Lowzinski’s options shown in columns (b) and (c) vest in equal one-third increments annually on the anniversary of the date of grant over a three-year period, assuming his continuing employment with RadioShack on each subsequent vesting date. His restricted stock shown in column (g) vests in equal one-fourth increments annually on the anniversary of the date of grant over a four-year period, assuming his continuing employment with RadioShack on each subsequent vesting date.

(6)	Mr. Stone’s options shown in columns (b) and (c) vest in equal one-third increments annually on the anniversary of the date of grant. In connection with Mr. Stone’s employment ending on March 1, 2007, the exercise period for Mr. Stone’s options is now through March 1, 2010 (the third anniversary of this date).

(7)	Mr. Edmondson’s options shown in column (b) vest in equal one-third increments annually on the anniversary of the date of grant. Under the terms of his Resignation Agreement and Release, all of Mr. Edmondson’s outstanding stock options and restricted stock awards that would have otherwise become exercisable or vested on or prior to December 31, 2006 became immediately exercisable or vested. Further, the exercise period for Mr. Edmondson’s outstanding stock options was extended to February 20, 2007, as reflected in column (f).

(8)	Mr. Roberts’ restricted stock shown in column (g) vests in equal one-third increments annually on the anniversary of the date of grant over a three-year period. In connection with Mr. Roberts’ retirement on May 18, 2006, the exercise period for Mr. Roberts’ options is the earlier of (A) their natural expiration date or (B) May 18, 2009 (the third anniversary of Mr. Roberts’ retirement).

Option Exercises and Stock Vested for 2006

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
Julian C. Day	—	—	—	—
James F. Gooch	—	—	—	—
David P. Johnson	—	—	—	—
Wesley V. Lowzinski	—	—	—	—
Gary M. Stone	—	—	—	—
Claire H. Babrowski	—	—	1,666	$23,107
David G. Barnes	—	—	—	—
David J. Edmondson	4,058	$40,694	—	—
Mark C. Hill	12,705	$41,859	—	—
Leonard H. Roberts	75,904	$508,694	9,623	$164,746

(1)	The value realized on vesting is equal to the closing price of RadioShack’s common stock on the New York Stock Exchange on the date of vesting multiplied by the number of shares acquired on vesting.

Pension Benefits for 2006

The table below shows the present value of accumulated benefits payable to each of the named executive officers at December 31, 2006 under the SERP (or, for Mr. Roberts, the Officer’s Deferred Compensation Plan), determined using interest rate and a normal retirement age of 65 consistent with RadioShack’s financial statements. For information regarding the SERP and the Officer’s Deferred Compensation Plan, see “Benefit and Retirement Plans” beginning on page 45.

(a)	(b)	(c)		(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Julian C. Day	—	—		—	—
James F. Gooch	—	—		—	—
David P. Johnson	Supplemental Executive Retirement Plan	17.58		$774,525	—
Wesley V. Lowzinski	Supplemental Executive Retirement Plan	1.08		$28,372	—
Gary M. Stone [2]	Supplemental Executive Retirement Plan	1.17		$67,358	—
Claire H. Babrowski	—	—		—	—
David G. Barnes	—	—		—	—
David J. Edmondson	—	—		—	—
Mark C. Hill	—	—		—	—
Leonard H. Roberts[3]	Officer’s Deferred Compensation Plan	N/A	[3]	$6,251,207	$436,188

(1)

Other than with respect to Mr. Roberts, the calculation of the present value of accumulated benefit assumes a discount rate of 5.9%, no salary projection, a 10-year certain form of payment, and a normal retirement age of 65. The calculation of the present value of accumulated benefit for Mr. Roberts is equal to the present value of his future payments under the Officer’s Deferred Compensation Plan at December 31, 2006, using a discount rate of 6.2%. Other than for Mr. Roberts, column (d) includes amounts that the named executive officer may not currently be entitled to receive because the amounts may not be vested.

(2)	Because he was at least 55 years of age at December 31, 2006, Mr. Stone was eligible to receive monthly benefits under the SERP of $723 for ten years if he had retired on that date.

(3)	Under the Officer’s Deferred Compensation Plan, officers were not credited with years of service.

As of December 31, 2006, Mr. Stone was the only named executive officer eligible to receive benefits under the SERP, and Mr. Roberts was the only named executive officer eligible to receive benefits under the Officer’s Deferred Compensation Plan.

Nonqualified Deferred Compensation for 2006

The table below shows information regarding the Executive Deferred Compensation/Stock Plans, including contributions, earnings, withdrawals/distributions and balance. For more information, see “Executive Deferred Compensation/Stock Plans” on page 46.

Name	Executive Contributions in Last Fiscal Year [1]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year [2]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Julian C. Day	—	—	—	—	—
James F. Gooch	—	—	—	—	—
David P. Johnson	—	—	$(29,475)	$(234,597)	$651,307
Wesley V. Lowzinski	$125,262	$30,689	$3,050	—	$159,000
Gary M. Stone	$250,770	$92,785	$(14,524)	—	$329,030
Claire H. Babrowski	—	—	—	—	—
David G. Barnes	$160,692	$46,120	$(49,973)	$(31,108)	$222,853
David J. Edmondson	—	—	$(88,164)	—	$268,871
Mark C. Hill	$23,077	$8,538	$(88,230)	$(1,510)	$514,070
Leonard H. Roberts	—	—	$(1,291,691)	—	$8,429,658

(1)	Each of the amounts in this column was reported in the Summary Compensation Table as salary for 2006.

(2)	The amounts in this column include forfeitures in 2006 by Messrs. Barnes, Edmondson, Hill and Roberts of $31,056, $24,370, $5,225 and $35,524, respectively.

Potential Payment Obligations upon Termination of Employment and Change in Control

RadioShack has certain agreements, programs and plans that provide, under certain conditions, for payments and benefits to the named executive officers, upon termination of employment as a result of various causes or following a change in control of RadioShack (as these are defined in the agreements, programs and plans).

Officers’ Severance Program

The Officers’ Severance Program applies to each of the named executive officers. Benefits are based on the named executive officer’s tenure and seniority level with RadioShack. With respect to Messrs. Day and Gooch, if their employment is terminated for any reason other than death, disability or cause, or if they terminate their employment for good reason, they would receive base salary for 18 months plus one month per year of service (up to a maximum of two years). Additionally, they would receive out-placement services and monthly COBRA premium payments for one year. If the employment of the other currently-employed named executive officers were terminated due to the same reasons, these officers would receive base salary for 12 months, plus an additional two weeks per year of service (up to a maximum of 18 months). These named executive officers would also receive COBRA premium payments for the severance payment period and out-placement services for nine months.

No benefits are payable under the program if a named executive officer terminates his or her employment without good reason or if the employment of the officer is terminated as a result of cause, retirement, death or disability. Additionally, no benefits are payable under the program to any named executive officer as a result of a change in control of RadioShack.

To receive severance benefits under the program, a named executive officer eligible for benefits must agree, for the duration of the severance payments, not to solicit or interfere with RadioShack’s employees and customers. The officer is also required to undertake certain non-disparagement and confidentiality obligations to RadioShack. Finally, prior to any benefits being provided under the program, the named executive officer must execute a general release in favor of RadioShack.

Under no circumstances would a named executive officer be entitled to receive payments under both the Officers’ Severance Program and a Termination Protection Agreement or the Termination Protection Plan (Level I) described below.

Officer’s Supplemental Executive Retirement Plan

As of December 31, 2006, Mr. Day and Mr. Gooch did not participate in the SERP, although in February 2007, Mr. Gooch was designated by the MD&C Committee as a participant in the SERP. Under the terms of his agreement with RadioShack, Mr. Day is not eligible to participate in the SERP. Each of the other currently-employed named executive officers is a participant in the SERP. For information regarding the SERP, see “Benefit and Retirement Plans” beginning on page 45.

If a SERP participant terminates his or her employment due to retirement or disability between the ages of 55 and 65, the participant would be entitled to his or her normal vested SERP benefit, paid in 120 equal monthly payments. In the event a SERP participant’s employment is terminated for cause, no benefits would be paid to the participant under the SERP. Upon the death of the participant on or prior to age 65, the participant’s designated beneficiaries would be entitled to receive the participant’s full plan benefit, paid in 120 equal monthly payments; if the participant dies after age 65, the plan benefit would be reduced as specified by the SERP.

Upon a change in control, if the SERP participant is between the ages of 55 and 65 at the time of the change in control, the participant becomes vested in the maximum amount payable at age 65 under the SERP. If the participant’s employment were terminated following a change in control, the participant would be entitled to the age 65 benefit payable under the SERP, in one discounted lump-sum payment.

To receive benefits under the SERP, a participant must undertake a non-competition obligation to RadioShack through the period ending one year after cessation of payment of benefits.

Termination Protection Agreement

At December 31, 2006, RadioShack had entered into a Termination Protection Agreement with Mr. Gooch. This agreement remains in effect unless terminated by either party under certain conditions. In no event will Mr. Gooch be entitled to receive payments under both the Officers’ Severance Program (described above) and the Termination Protection Agreement.

If no change in control of RadioShack has occurred or is threatened, and Mr. Gooch’s employment is terminated as the result of any reason, no benefits are payable under the Termination Protection Agreement.

If, within 24 months following a change in control, Mr. Gooch’s employment were terminated as a result of cause, without good reason, death, disability or retirement, Mr. Gooch would be entitled to receive his accrued compensation (which is equal to all unpaid amounts earned or accrued through the termination date, including base salary, reimbursement for any expenses incurred on behalf of RadioShack, vacation pay if required by law, and bonuses and incentive compensation (other than the pro rata bonus described in the following sentence)). Mr. Gooch would also be entitled to a pro rata portion of his highest annual bonus for any fiscal year in respect of the three full fiscal years ended prior to the change in control, unless Mr. Gooch is terminated for cause.

If Mr. Gooch’s employment were terminated within the 24-month period following a change in control without cause or if Mr. Gooch terminated his employment during this period for good reason, Mr. Gooch would be entitled to receive, in addition to the accrued compensation and the pro rata bonus described above, the following under the Termination Protection Agreement:

•	a lump-sum payment equal to two times the sum of:

•	his base salary and

•	his highest annual bonus payable in the prior three years,

•	continuation of fringe benefits and life insurance, disability, medical, dental and hospitalization benefits for 24 months, and

•	a single payment equal to 80% of eligible contributions under RadioShack’s 401(k) Plan.

If any payment or benefit distributed to Mr. Gooch under the Termination Protection Agreement or otherwise in connection with his employment or a change in control of RadioShack is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then the Termination Protection Agreement provides that Mr. Gooch is entitled to receive a corresponding gross-up payment.

Termination Protection Plan (Level I)

The currently-employed named executive officers (other than Mr. Gooch, who is a party to the Termination Protection Agreement as described above) are participants in RadioShack’s Termination Protection Plan (Level I). This plan may be terminated by RadioShack under certain specified circumstances. In no event will a named executive officer be entitled to receive payments under both the Officers’ Severance Program (described beginning on page 62) and this plan.

If no change in control of RadioShack has occurred or is threatened, and the participant’s employment is terminated for any reason, no benefits are payable under this plan.

If, within 24 months following a change in control, a participant’s employment is terminated as a result of cause, without good reason, death, disability or retirement, the participant would receive his or her accrued compensation (which is equal to all unpaid amounts earned or accrued through the termination date, including base salary, reimbursement for any expenses incurred on behalf of RadioShack, vacation pay if required by law, and bonuses and incentive compensation (other than the pro rata bonus described in the following sentence)). The participant would also be entitled to a pro rata portion of his or her highest annual bonus for any fiscal year in respect of the three full fiscal years ended prior to the change in control, unless he or she is terminated for cause.

If a participant’s employment were terminated within the 24-month period following a change in control without cause or if the participant terminated employment for good reason, under the plan the participant would receive, in addition to the accrued compensation and the pro rata bonus described above, the following in a single lump sum cash payment:

•	an amount equal to the named executive officer’s annual salary at the termination date (or, if higher, the highest rate in effect during the 90-day period prior to the change in control),

•	an amount equal to the highest bonus payable in the three prior years, and

•	an amount equal to 30% of annual salary, in lieu of additional benefits.

This plan also provides that, to receive benefits, a named executive officer must (i) sign a release of all claims against RadioShack, (ii) agree not to disparage RadioShack, (iii) sign a confidentiality agreement, and (iv) agree not to solicit employees of RadioShack for other employment for twelve months.

Executive Deferred Compensation/Stock Plans

Named executive officers participating in RadioShack’s Executive Deferred Compensation/Stock Plans, prior to their discontinuation on December 31, 2006, were permitted to defer the receipt of salary and any bonuses paid, and receive RadioShack matching payments. For more information regarding these plans, see “Benefit and Retirement Plans” beginning on page 45.

If a named executive officer’s employment were terminated as a result of cause, without good reason or death, then the participant’s entire deferral account, including any vested RadioShack matching amounts would have been distributed to the officer or beneficiary the February following the end of the calendar year in which the death or termination occurred. In the event of termination of employment due to the disability of the participant, the timing of the distribution from the deferral plans was at the discretion of the MD&C Committee.

If a participant’s employment were terminated by reason of retirement at age 55 or greater, the participant’s entire deferral account, including any vested RadioShack matching amounts, would have been distributed in accordance with the participant’s election.

In the event a change in control of RadioShack had occurred on or prior to December 31, 2006, the participant’s entire deferral account, including any vested RadioShack matching amounts, would have been distributed to the participant within two weeks of the change in control.

Incentive Stock Plans

RadioShack has incentive stock plans under which the named executive officers have received stock options and restricted stock grants. The termination provisions of Mr. Day’s options differ from those of the other named executive officers; see “Mr. Day’s Option Grants” below for a description of these termination provisions.

If a named executive officer’s employment with RadioShack were terminated as a result of cause, the officer’s stock options would immediately be forfeited and cancelled. Additionally, if a named executive officer terminated his or her employment for any reason (other than retirement), or if his or her employment were terminated, the executive’s stock options would expire three months after the date of termination (or the expiration date of the option, whichever is earlier).

If a named executive officer’s employment were to terminate as a result of death or disability, the officer’s stock options would expire three years after the date of death or disability (or the expiration date of the option, whichever is earlier). Also in the event of death or disability, all unvested stock options would immediately vest. If a named executive officer retires from RadioShack at age 55 years or older, the officer’s stock options would expire three years after the date of retirement or the date of expiration of the option, whichever is earlier. Also in the event of retirement of an officer at age 55 years or older, all unvested options, held for 12 months or more, immediately vest. Additionally, if there were a change in control of RadioShack, all outstanding options would become immediately vested and exercisable. Other than with respect to accelerated vesting associated with retirement, the terms of the standard form of stock option agreement executed pursuant to RadioShack’s Incentive Stock Plans do not discriminate in scope, terms or operation in favor of RadioShack’s executive officers.

Certain named executive officers have received restricted stock grants under RadioShack’s incentive stock plans. If a named executive officer is terminated for any reason (other than death, disability or retirement) all unvested shares of restricted stock are forfeited. If the executive’s employment is terminated due to retirement (at age 55 years or older), or if the executive dies or is disabled, all restricted shares become immediately vested. Should there be a change in control of RadioShack, all restricted shares would also become immediately vested.

Mr. Day’s Option Grants

Mr. Day has been granted a total of 4,000,000 stock options (2,000,000 of which are Time Options and 2,000,000 of which are Performance Options) under RadioShack’s incentive stock plans and as an inducement grant outside of RadioShack’s incentive stock plans. See “Description of Mr. Day’s Stock Options” on page 44.

With respect to the Time Options, if Mr. Day’s employment were involuntarily terminated by RadioShack without cause or were voluntarily terminated by Mr. Day for good reason on or before July 7, 2007, 1,000,000 of the Time Options become vested and exercisable (with the balance of the Time Options forfeited). If this termination of employment occurs after July 7, 2007, all of the Time Options become vested and exercisable. If the termination occurs prior to the earlier of July 7, 2008 or the date Mr. Day attains age 55, then the Time Options in this event will be exercisable for one year; otherwise, the Time Options in this event will be exercisable for three years.

With respect to the Performance Options, if Mr. Day’s employment were involuntarily terminated by RadioShack without cause or were voluntarily terminated by Mr. Day for good reason, then the Time-Vested Amount will be 1,000,000 shares if the termination occurs on or before July 7, 2007; otherwise, the Time-Vested Amount will be 2,000,000 shares. The Performance Options will be exercisable, to the extent that the stock performance vesting requirements for exercisability (subject to the modifications described in the following sentence) have been attained, for (a) one year if the termination occurs prior to the earlier of July 7, 2008 or the date Mr. Day attains age 55 or (b) three years otherwise. The stock performance vesting requirements for exercisability regarding the Performance Options are, however, modified as follows:

•	if the $20 stock performance vesting requirement has not been attained on or prior to the termination date, all of the Performance Options are forfeited;

•

otherwise, the Performance Options will be vested and exercisable based on the attainment of the stock performance vesting requirements through the period described in the previous sentence, except that the number of options that are vested and exercisable from time to time during the post-termination exercise period will be equal to the lesser of

•	the Time-Vested Amount (as modified as described above) as of the date of termination, and

•

the sum of (i) 666,667 option shares plus (ii) 133,333.33 options shares for each $1.00 (pro rated) by which the highest closing share price of RadioShack’s common stock attained for 15 consecutive days through the date of the option exercise exceeds $20, up to a maximum 2,000,000 vested and exercisable Performance Option shares. No further performance vesting or exercisability requirements will apply to any portion of the Performance Options following exercise of that portion.

Upon the death or disability of Mr. Day, the Time Options will become vested and exercisable as if Mr. Day had been terminated without cause as described above. The Performance Options will become vested in a Time-Vested Amount in the same manner as if Mr. Day had been terminated without cause as described above and will become vested and exercisable in accordance with the preceding paragraph. All of these options that become vested and exercisable will be exercisable for three years following the date of termination.

If Mr. Day’s employment with RadioShack were involuntarily terminated by RadioShack for cause or Mr. Day voluntarily terminates his employment without good reason, only that portion of the Time Options that have become vested and exercisable on or prior to the termination date will be exercisable. Any Time Options remaining unvested as of the termination date will be immediately cancelled and forfeited, and the portion of the Performance Options not constituting a Time-Vested Amount on or prior to the termination date will also be cancelled and forfeited. To the extent that the Time-Vested Amount of the Performance Options is greater than zero, the Performance Options will be exercisable only to the extent that the stock performance vesting requirements have been attained on the date of exercise. The Time Options and the Performance Options will be exercisable for three months following the date of such termination, unless a voluntary termination without good reason occurs on or after July 7, 2010, in which event the applicable options will be exercisable for three years following the termination date.

In the event a change in control of RadioShack occurs before July 7, 2007, 1,000,000 of the Time Options and 1,000,000 of the Performance Options become vested and are exercisable, with the remainder of such options being immediately forfeited and cancelled. If a change in control of RadioShack occurs on or after July 7, 2007, all of the Time Options and all of the Performance Options will become vested and exercisable.

Annual Bonus Program

All the currently-employed named executive officers are participants in RadioShack’s Annual Bonus Program for 2006. If a named executive officer’s employment is terminated for any reason, other than by death or retirement, the officer is not entitled to any bonus under the program. If a named executive officer dies or retires at age 55 years or older prior to the end of the award period, the officer will receive a pro rata bonus that is otherwise payable under the program. No benefits are payable under the program by virtue of a change in control of RadioShack. Benefits would, however, be payable in accordance with the Termination Protection Agreement or the Termination Protection Plan (Level I), as described beginning on page 63.

Long-Term Incentive Plan

Other than Messrs. Day and Gooch, the currently employed named executive officers are participants in RadioShack’s 2006 Long-Term Incentive Plan. If a named executive officer’s employment is terminated for any reason, or there is a change in control of RadioShack, the participant is not entitled to any incentive under the plan. However, if a participant were to retire at age 55 years or older, or die while a participant, in each case prior to the end of the award period, the participant or his or her beneficiary would be entitled to an award, if any, using the actual results as of the nearest end of the month preceding or succeeding such event or a pro rata payment of any incentive that is otherwise payable under the plan.

Potential Payments upon Termination of Employment or Change in Control at December 31, 2006

The following tables set forth the estimated amounts that would be paid to each of the named executive officers who were employed by RadioShack at December 31, 2006 that would be payable under the following plans or agreements upon termination of employment on December 31, 2006 under the specified triggering events.

Julian C. Day

	Termination Event
Plans	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	Retirement	For Good Reason or Without Cause Following a Change in Control
Officers’ Severance Program[1]	—	—	—	$1,525,380	—	—	[2]
Supplemental Executive Retirement Plan[3]	—	—	—	—	—	—
Termination Protection Plan (Level I)	—	—	—	—	—	$1,790,412
Executive Deferred Compensation/Stock Plans[3]	—	—	—	—	—	—
Annual Bonus Program[4]	$490,412	$490,412	$490,412	$490,412	$490,412	$490,412
Long-Term Incentive Program[3]	—	—	—	—	—	—
Stock Options [5]	—	$2,960,000	$2,960,000	$2,960,000	—	$5,920,000
Executive Life Insurance and Executive Long-Term Disability Insurance[6]	—	$590,000	$600,000	—	—	—

(1)	Mr. Day’s benefits under the Officers’ Severance Program would be provided over a period of 18 months. The amount shown also includes an aggregate of $11,880 for COBRA premium payments for 12 months and $13,500 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be provided to Mr. Day under the Officers’ Severance Program is less than the amount Mr. Day is entitled to receive under the Termination Protection Plan (Level I), Mr. Day would receive payment under the Termination Protection Plan (Level I) in lieu of payment under the Officers’ Severance Program.

(3)	Mr. Day did not participate in the SERP, the Executive Deferred Compensation/Stock Plans or the Long-Term Incentive Program as of December 31, 2006.

(4)	Represents the guaranteed bonus to be paid with respect to 2006 to Mr. Day.

(5)	Represents amounts payable pursuant to the stock options granted to Mr. Day in connection with his hire under the specified events, based on the December 29, 2006 closing price of RadioShack’s common stock on the New York Stock Exchange, $16.78. The amounts include the 2,500,000 inducement options as well as the 1,500,000 options issued to Mr. Day pursuant to RadioShack’s Incentive Stock Plans. For more information concerning the terms and conditions of Mr. Day’s stock options, see “Description of Mr. Day’s Stock Options” on page 44.

(6)	Represents the proceeds payable to Mr. Day’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Day and the maximum amount that Mr. Day would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Day, respectively.

James F. Gooch

	Termination Event
Plans	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	Retirement	For Good Reason or Without Cause Following a Change in Control
Officers’ Severance Program[1]	—	—	—	$662,640	—	—	[2]
Supplemental Executive Retirement Plan[3]	—	—	—	—	—	—
Termination Protection Agreement	—	—	—	—	—	$1,283,166	[4]
Executive Deferred Compensation/Stock Plans[3]	—	—	—	—	—	—
Annual Bonus Program[5]	$175,000	$175,000	$175,000	$175,000	$175,000	$175,000
Long-Term Incentive Program[3]	—	—	—	—	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[6]	—	$590,000	$545,519	—	—	—
Restricted Stock[7]	—	$587,300	$587,300	—	—	$587,300

(1)	Mr. Gooch’s benefits under the Officers’ Severance Program would be provided over a period of 18 months. The amount shown also includes an aggregate of $11,640 for COBRA premium payments for 12 months and $13,500 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be provided to Mr. Gooch under the Officers’ Severance Program is less than the amount Mr. Gooch is entitled to receive under his Termination Protection Agreement, Mr. Gooch would receive payment under the Termination Protection Agreement in lieu of payment under the Officers’ Severance Program.

(3)	Mr. Gooch did not participate in the SERP, the Executive Deferred Compensation/Stock Plans or the Long-Term Incentive Program as of December 31, 2006.

(4)	Includes the value of the following benefits payable to Mr. Gooch under the Termination Protection Agreement: $18,500 for the value of a RadioShack-provided vehicle, an estimate of automobile insurance, repairs and maintenance for 24 months, continuation of life and disability insurance benefits, and $23,200 for continuation of coverage under RadioShack’s health and welfare plans for 24 months.

(5)	Represents the guaranteed bonus to be paid with respect to 2006 to Mr. Gooch.

(6)	Represents the proceeds payable to Mr. Gooch’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Gooch and the maximum amount that Mr. Gooch would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Gooch, respectively. Subsequent to December 31, 2006, the amount payable to Mr. Gooch’s beneficiaries under the executive life insurance policy was increased to $800,000.

(7)	Assumes accelerated vesting of shares of restricted stock held at December 31, 2006 under the specified circumstances, with the shares valued at the closing price of RadioShack’s common stock on the New York Stock Exchange, $16.78.

David P. Johnson

	Termination Event
Plans	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	Retirement	For Good Reason or Without Cause Following a Change in Control
Officers’ Severance Program[1]	—	—	—	$449,630	—	—	[2]
Supplemental Executive Retirement Plan[3]	—	$1,875,000	$1,875,000	—	—	$1,441,579
Termination Protection Plan (Level I)	—	—	—	—	—	$683,583
Executive Deferred Compensation/Stock Plans	$651,307	$651,307	$651,307	$651,307	$651,307	$651,307
Annual Bonus Program	—	—	—	—	—	—
Long-Term Incentive Program	—	—	—	—	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[4]	—	$800,000	$457,600	—	—	—

(1)	Mr. Johnson’s benefits under the Officers’ Severance Program would be provided over a period of 18 months. The amount shown also includes the aggregate cost for COBRA premium payments for nine months and $11,900 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be provided to Mr. Johnson under the Officers’ Severance Program is less than the amount Mr. Johnson is entitled to receive under the Termination Protection Plan (Level I), Mr. Johnson would receive payment under the Termination Protection Plan (Level I) in lieu of payment under the Officers’ Severance Program.

(3)	At December 31, 2006, Mr. Johnson (or his beneficiaries, as applicable) would be entitled to receive under the SERP (a) a monthly payment of $15,625 for 10 years upon his death, which represents an aggregate increase in value of $646,209 over the amounts specified for Mr. Johnson in the Pension Benefit Table above, (b) a monthly payment, commencing at age 65, of $15,625 for 10 years upon termination of employment by him due to his disability, and (c) a lump sum payment of $1,441,579 upon a qualifying termination event following a change in control, which represents an increase in value of $667,054 over the amounts specified for Mr. Johnson in the Pension Benefit Table above.

(4)	Represents the proceeds payable to Mr. Johnson’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Johnson and the maximum amount that Mr. Johnson would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Johnson, respectively.

Wesley V. Lowzinski

	Termination Event
Plans	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	Retirement	For Good Reason or Without Cause Following a Change in Control
Officers’ Severance Program[1]	—	—	—	$277,653	—	—	[2]
Supplemental Executive Retirement Plan[3]	—	$67,680	$67,680	—	—	$52,057
Termination Protection Plan (Level I)	—	—	—	—	—	$350,000
Executive Deferred Compensation/Stock Plans	$159,000	$159,000	$159,000	$159,000	$159,000	$159,000
Annual Bonus Program	—	—	—	—	—	—
Long-Term Incentive Program	—	—	—	—	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[4]	—	$470,000	$376,853	—	—	—
Restricted Stock[5]	—	$41,950	$41,950	—	—	$41,950

(1)	Mr. Lowzinski’s benefits under the Officers’ Severance Program would be provided over a period of 13 months. The amount shown also includes the aggregate cost for COBRA premium payments for nine months and $11,900 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be provided to Mr. Lowzinski under the Officers’ Severance Program is less than the amount Mr. Lowzinski is entitled to receive under the Termination Protection Plan (Level I), Mr. Lowzinski would receive payment under the Termination Protection Plan (Level I) in lieu of payment under the Officers’ Severance Program.

(3)	At December 31, 2006, Mr. Lowzinski (or his beneficiaries, as applicable) would be entitled to receive under the SERP (a) a monthly payment of $564 for 10 years upon his death, which represents an aggregate increase in value of $22,933 over the amounts specified for Mr. Lowzinski in the Pension Benefit Table above, (b) a monthly payment of $564, commencing at age 65, for 10 years upon termination of employment by him due to his disability, and (c) a lump sum payment of $52,057 upon a qualifying termination event following a change in control, which represents an increase in value of $23,865 over the amounts specified for Mr. Lowzinski in the Pension Benefit Table above.

(4)	Represents the proceeds payable to Mr. Lowzinski’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Lowzinski and the maximum amount that Mr. Lowzinski would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Lowzinski, respectively.

(5)	Assumes accelerated vesting of shares of restricted stock held at December 31, 2006 under the specified circumstances, with the shares valued at the closing price of RadioShack’s common stock on the New York Stock Exchange, $16.78.

Gary M. Stone

	Termination Event
Plans[1]	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	Retirement	For Good Reason or Without Cause Following a Change in Control
Officers’ Severance Program[2]	—	—	—	$358,310	—	—	[3]
Supplemental Executive Retirement Plan[4]	$86,760	$132,120	$132,120	$86,760	$86,760	$101,604
Termination Protection Plan (Level I)	—	—	—	—	—	$580,193
Executive Deferred Compensation/Stock Plans	$329,030	$329,030	$329,030	$329,030	$329,030	$329,030
Annual Bonus Program[5]	$157,693	$157,693	$157,693	$157,693	$157,693	$157,693
Long-Term Incentive Program	—	—	—	—	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[6]	—	$770,000	$545,883	—	—	—

(1)	Under the terms of the standard form of stock option agreement for officers executed pursuant to RadioShack’s Incentive Stock Plans, Mr. Stone would have been eligible upon retirement to have all options that were held at the retirement date by him for 12 months or more from the date of grant become immediately exercisable. All of such options held by Mr. Stone were less than the closing price of RadioShack’s common stock on the New York Stock Exchange, $16.78 on December 29, 2006, so no value is included in this table attributable to such options.

(2)	Mr. Stone’s benefits under the Officers’ Severance Program would be provided over a period of 13 months. The amount shown also includes the aggregate cost for COBRA premium payments for nine months and $11,900 for RadioShack’s cost of outplacement services to be provided under the program.

(3)	Because the amount to be provided to Mr. Stone under the Officers’ Severance Program is less than the amount Mr. Stone is entitled to receive under the Termination Protection Plan (Level I), Mr. Stone would receive payment under the Termination Protection Plan (Level I) in lieu of payment under the Officers’ Severance Program.

(4)	At December 31, 2006, Mr. Stone (or his beneficiaries, as applicable) would be entitled to receive under the SERP (a) a monthly payment of $723 for ten years upon a termination for cause, without good reason, without cause or for good reason, (b) a monthly payment of $1,101 for 10 years upon his death, which represents an aggregate increase in value of $32,777 over the amounts specified for Mr. Stone in the Pension Benefit Table above, (b) a monthly payment of $1,101, commencing at age 65, for 10 years upon termination of employment by him due to his disability, and (c) a lump sum payment of $101,604 upon a qualifying termination event following a change in control, which represents an increase in value of $34,246 over the amounts specified for Mr. Stone in the Pension Benefit Table above.

(5)	Represents the guaranteed bonus to be paid with respect to 2006 to Mr. Stone.

(6)	Represents the proceeds payable to Mr. Stone’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Stone and the maximum amount that Mr. Stone would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Stone, respectively.

The amounts in the tables above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	accrued and unpaid salary and bonus,

•	distributions of balances under the RadioShack 401(k) Plan,

•	the value of option continuation upon retirement, death or disability, and

•	the value of accelerated vesting of unvested stock options in the event of a change in control of RadioShack or the death or disability of the employee.

Benefits to Certain Former Executive Officers upon Termination of Employment

Ms. Babrowski. In connection with her termination of employment, effective August 31, 2006, as RadioShack’s President and Chief Operating Officer, Ms. Babrowski was entitled to receive benefits pursuant to the Officers’ Severance Program. In addition, under this program, RadioShack paid all of Ms. Babrowski’s premiums of $8,006 for insurance that she elected to receive under COBRA. Ms. Babrowski also received up to one year of career transition services and payment for her accrued, unpaid vacation (in the amount of $55,769), as well as her accrued and unpaid salary. RadioShack and Ms. Babrowski also executed a Confidentiality, Nonsolicitation and General Release Agreement (the “Release Agreement”), effective August 31, 2006, which contains non-competition and non-solicitation requirements for a period of 18 months.

Mr. Edmondson. In connection with his resignation on February 20, 2006, RadioShack and Mr. Edmondson entered into a Resignation Agreement and Release (the “Resignation Agreement”). Under the Resignation Agreement, Mr. Edmondson resigned from RadioShack effective February 20, 2006. RadioShack agreed to pay Mr. Edmondson the aggregate sum of $975,000 in four equal quarterly installments that began on February 21, 2006. Mr. Edmondson also received payment for his accrued, unpaid vacation (in the amount of $57,692), as well as his accrued and unpaid salary.

Under the Resignation Agreement, for a period of four months, RadioShack paid all of Mr. Edmondson’s premiums for insurance that he elected to receive under COBRA, in the aggregate amount of $3,958. In addition, all of Mr. Edmondson’s outstanding stock options and restricted stock awards that would have otherwise become exercisable or vested on or prior to December 31, 2006 became immediately exercisable or vested. Further, RadioShack extended the exercise period to February 20, 2007 for Mr. Edmondson’s outstanding stock options. Mr. Edmondson was also entitled to purchase one computer, one cellular telephone and one Blackberry device that he used while he was Chief Executive Officer. The Resignation Agreement also provided for the termination of a Severance Agreement, as amended, that had been entered into between RadioShack and Mr. Edmondson on December 11, 2003.

Additionally, the Resignation Agreement provided for the mutual release and non-disparagement obligation by RadioShack and Mr. Edmondson. Mr. Edmondson is also subject to certain non-competition and non-solicitation requirements under the Resignation Agreement for a period of 18 months.

Mr. Hill. In connection with his resignation, effective March 31, 2006, as Senior Vice President – Strategy of RadioShack, on April 6, 2006, RadioShack and Mr. Hill entered into a Separation Agreement (the “Separation Agreement”), effective March 31, 2006.

Under the Separation Agreement, Mr. Hill resigned from RadioShack effective March 31, 2006, and RadioShack paid Mr. Hill a lump sum of $1,614,772. This amount includes payment of $180,000 for certain consulting services that Mr. Hill provided to RadioShack through July 31, 2006. Mr. Hill was also entitled to receive his pro rata share of the annual incentive bonus for calendar year 2006 that he would otherwise be entitled to receive if he had been employed by RadioShack as of December 31, 2006. No bonus was payable to Mr. Hill under this provision. Mr. Hill also received up to one year of career transition services, the right to continue to receive financial consulting benefits and physical exam benefits through December 31, 2006. He also had the right to retain certain electronic equipment that he used during his employment with RadioShack. In addition, RadioShack accelerated the vesting of Mr. Hill’s unvested stock options outstanding for at least one year and extended the exercise period to December 31, 2006 for Mr. Hill’s vested outstanding stock options.

The Separation Agreement also terminated the Termination Protection Agreement that Mr. Hill and RadioShack entered into on July 25, 1997. Additionally, the Separation Agreement provided for a mutual release by RadioShack and Mr. Hill. Mr. Hill is also subject to certain non-competition and non-solicitation requirements under the Separation Agreement for a period of 18 months.

Mr. Roberts. In connection with the completion of Leonard H. Roberts’ term as Executive Chairman of the Board of RadioShack on May 18, 2006, Mr. Roberts and RadioShack entered into a Consulting Agreement that extends through December 18, 2008. Under the Consulting Agreement, Mr. Roberts is obligated to provide certain consulting services to RadioShack for the term of the Consulting Agreement. In return, RadioShack will pay Mr. Roberts, during the term, a monthly fee of $41,667, as well as providing Mr. Roberts with an administrative assistant and office space (with RadioShack obligated to not pay more than a total of $100,000 a year towards the cost of the rent and parking for the office space and the cost of Mr. Roberts’ administrative assistant’s base annual salary). The payment of certain amounts under the Consulting Agreement were delayed to comply with Section 409A of the Internal Revenue Code.

In addition, RadioShack has agreed to pay, through the term of the Consulting Agreement, an amount equal to the portion of Mr. Roberts’ premiums relating to COBRA coverage that RadioShack would have otherwise paid if Mr. Roberts were an active senior executive officer. The total amount of these payments is estimated to be $14,751, based on monthly premium payments of $351.22 paid in 2006. RadioShack will also reimburse Mr. Roberts for reasonable expenses incurred by him in performing his services under the Consulting Agreement.

Under the terms of RadioShack’s Deferred Compensation Plan, Mr. Roberts is also receiving the aggregate sum of $8,723,733 payable in 120 monthly installments. Mr. Roberts is additionally receiving the aggregate sum of $2,676,267 payable in 120 monthly installments. At May 19, 2006, payment of certain of these amounts was also delayed to comply with Section 409A of the Internal Revenue Code.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The board of directors has adopted written procedures regarding the review and approval of related party transactions as defined under Item 404 of Regulation S-K of the SEC’s regulations. Generally, these are transactions involving amounts exceeding $120,000 between RadioShack and related persons (directors, executive officers, their immediate family members, or shareholders owning at least 5% of RadioShack’s outstanding stock), in which the related person has a direct or indirect material interest. The board has determined that the Corporate Governance Committee is best suited to review, approve and ratify related party transactions, except in certain situations described below.

At a meeting occurring during the first quarter of each fiscal year, the Corporate Governance Committee reviews potential related party transactions that occurred during the prior fiscal year, as well as potential related party transactions (if any) proposed to be entered into for the then current fiscal year. In connection with its review, the Corporate Governance Committee examines the proposed aggregate value of each transaction (if applicable) and any direct or indirect material interest of the parties to the transaction. Based on this review, the Corporate Governance Committee will determine whether any of these transactions constitutes a related party transaction.

If the Corporate Governance Committee determines that a transaction constitutes a related party transaction, the Corporate Governance Committee then reviews the terms and substance of the transaction to determine whether to ratify the related party transaction (if the transaction occurred in the previous fiscal year and had not been previously approved) or to approve the related party transaction (if the transaction is proposed to be entered into). In connection with its review of the related party transaction, the Corporate Governance Committee will consider:

•	whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party,

•	whether the transaction constitutes a “conflict of interest” as defined in RadioShack’s Code of Ethics, and

•	other factors as the Corporate Governance Committee deems relevant.

In the event that management or a member of the board recommends that RadioShack enter into any related party transactions during the year, these transactions will then be presented to the Corporate Governance Committee for its review and approval (unless otherwise approved as described below). During the course of its review of any related party transaction, the Corporate Governance Committee will consult with the Audit and Compliance Committee as necessary.

Under the procedures, a related party transaction will be consummated or will continue only if:

•	the Corporate Governance Committee approves or ratifies the transaction in accordance with the procedures described above,

•	the transaction is approved by the disinterested directors, or

•	the transaction involves compensation approved by the MD&C Committee.

COSTS OF SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies. In addition, we have engaged Morrow & Co., Inc. to assist with the solicitation of proxies for a fee of $6,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our directors, officers and employees may also solicit proxies by mail, electronically, facsimile, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2008 ANNUAL MEETING

Shareholder Proposals

We must receive proposals of shareholders intended to be presented at the 2008 annual meeting of shareholders, which is currently scheduled to be held on May 15, 2008, on or before December 15, 2007, for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These written proposals should be sent to the Corporate Secretary at Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

With respect to shareholder proposals for the 2008 annual meeting that are not to be included in the proxy statement, these proposals must also be received by the Corporate Secretary by December 15, 2007, at the above address.

Nominations for Election as Director

In accordance with RadioShack’s bylaws and Corporate Governance Framework, as well as applicable law, nominations for the election of directors may be made by the board of directors, by the Corporate Governance Committee of the board, or by any shareholder generally eligible to vote in the election of directors.

Shareholders who wish to nominate persons for election as directors at the 2008 annual meeting must give notice of their intention to make a nomination in writing to the Corporate Secretary of RadioShack on or before December 15, 2007. The notice must set forth:

•	the name and address, as they appear on RadioShack’s records, of the shareholder making the nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination is made,

•	the number of shares of common stock owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made,

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have with the nominee,

•	any other information regarding the nominee that would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules, and

•	the written consent of the nominee to serve as a director, if elected.

Each board nominee will be subject to an independent background investigation as part of the nomination process.

The board has delegated the responsibility for evaluating potential board nominees to the Corporate Governance Committee. The committee will consider director candidates recommended by shareholders in accordance with the procedures described above and in RadioShack’s Corporate Governance Framework. Candidates must be highly qualified and exhibit both an interest in serving and a willingness to serve on the board. In addition, candidates should take into consideration the characteristics described beginning on page 18. Candidates must represent the interests of all shareholders and not those of a special interest group. The committee, after reviewing nominees under the procedures and standards established in its charter and RadioShack’s Corporate Governance Framework, will propose a slate of nominees for election to the board at RadioShack’s annual meeting of shareholders. The board will review and approve the final slate of nominees to submit to the shareholders for election.

By Order of the Board of Directors,

DAVID S. GOLDBERG

Senior Vice President, General Counsel and Corporate Secretary

April 12, 2007

Appendix A

RADIOSHACK CORPORATION

2007 RESTRICTED STOCK PLAN

1.	PURPOSE.

The purpose of this Plan is to strengthen RadioShack Corporation (the “Company”) by providing an incentive to its Eligible Employees (as hereinafter defined) and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to, Eligible Employees of the Company and its subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Restricted Stock (as hereinafter defined).

2.	DEFINITIONS.

For purposes of the Plan:

2.1	“Agreement” means the written agreement between the Company and a Grantee evidencing the grant of Restricted Stock and setting forth the terms and conditions thereof.

2.2	“Board” means the Board of Directors of the Company.

2.3	“Cause” means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary.

2.4	“Change in Capitalization” means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

2.5	A “Change in Control” shall mean the occurrence during the term of the Plan and during the term of any Restricted Stock grant under the Plan of:

(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control.

A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b)	The individuals who, as of June 1, 2004, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c)	The consummation of:

(i)	A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A)	the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B)	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C)	no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of fifteen percent (15%) or more of the then outstanding Voting Securities, has Beneficial Ownership of fifteen percent (15%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities, and

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction.”

(ii)	A complete liquidation or dissolution of the Company; or

(iii)	The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (i) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more subsidiaries or (ii) a distribution to the Company’s stockholders of the stock of a subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means a committee of the Board consisting of at least two (2) members, all of who are Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

2.8	“Company” means RadioShack Corporation, a Delaware Corporation.

2.9	“Disability” means the suffering from a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied uniformly to all employees of the Company, totally and permanently prevents the Grantee from performing the customary duties of his or her regular job with the Company.

2.10	“Disinterested Director” means a director of the Company who is both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and a “Outside Director” within the meaning of Section 162(m) of the Code.

2.11	“Division” means any of the operating units or divisions of the Company.

2.12	“Eligible Employee” means any officer of the Company or a Subsidiary designated by the Committee as eligible to receive a Restricted Stock grant subject to the conditions set forth herein.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14	“Grantee” means a person to whom Restricted Stock has been granted under the Plan.

2.15	“Plan or 2007 RSP” means the RadioShack Corporation 2007 Restricted Stock Plan.

2.16	“Restricted Stock” means Shares issued or transferred to an Eligible Employee pursuant to Section 5.

2.17	“Shares” means the common stock, par value $1.00 per share, of the Company.

2.18	“Subsidiary” means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

3.	ADMINISTRATION.

3.1	The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

3.2	Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to select those Eligible Employees to whom Shares of Restricted Stock shall be granted under the Plan and to determine the number of Shares of Restricted Stock to be granted pursuant to each grant, the terms and conditions of each grant, and make any amendment or modification to any Agreement consistent with the terms of the Plan.

3.3	Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a)	to construe and interpret the Plan and Restricted Stock granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Grantees and all other persons having any interest therein;

(b)	to determine the duration and purposes for leaves of absence which may be granted to a Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(c)	to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan (provided that the Committee may not exercise its discretion in such a way as to cause a grant of Restricted Stock intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to qualify as such); and

(d)	generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

3.4	During any calendar year, no Eligible Employee may be granted in the aggregate more than 100,000 Shares of Restricted Stock under this Plan, subject to Section 7.

4.	STOCK SUBJECT TO THE PLAN.

4.1	The maximum number of Shares that may be made the subject of Restricted Stock granted under the Plan is 500,000. Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 7. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

4.2	Upon the granting of Shares of Restricted Stock, the number of Shares available under Section 4.1 for further Restricted Stock grants shall be reduced by the number of Shares denominated in the Restricted Stock grant.

4.3	Whenever any outstanding Restricted Stock grant or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the expired canceled or otherwise terminated portion of the Restricted Stock grant may again be the subject of Restricted Stock grants hereunder.

5.	RESTRICTED STOCK.

5.1	Grant. The Committee may grant to Eligible Employees Shares of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Grantee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Grants of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 5.

5.2	Rights of Grantee. Shares of Restricted Stock granted hereunder may either be issued in the name of the Grantee as soon as reasonably practicable after the Restricted Stock is granted or credited in a separate book account in the Grantee’s name maintained for that purpose provided that the Grantee has executed an Agreement evidencing the grant, and, in the discretion of the Committee, appropriate blank stock powers, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock grant, and, in the discretion of the Committee, appropriate blank stock powers, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the shares of Restricted Stock are granted, such grant shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock grant shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. The Committee shall have the full and final authority to determine, upon delivery of the Shares to the escrow agent, or the establishment of a book account in the name of the Grantee, as the case may be, whether or not the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

5.3	Direct Registration of Shares. Notwithstanding anything in this Plan to the contrary, the Company in its sole discretion may issue Shares or Restricted Stock hereunder pursuant to the direct registration system, and, in lieu of the issuance of certificated Shares or Restricted Stock, may issue uncertificated Shares or Restricted Stock, respectively, to the account of Grantee. Any references to Share or Restricted Stock certificates shall, in such event, be deemed to refer to uncertificated Shares or Restricted Stock, as the case may be.

5.4	Transferability. Unless otherwise provided by the Committee, until any restrictions upon the Shares of Restricted Stock granted to a Grantee shall have lapsed in the manner set forth in Section 5.5, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee.

5.5	Lapse of Restrictions.

(a)

Generally. During the period of three (3) years commencing on the date of grant of the Shares of Restricted Stock, or such longer period as may be set by the Committee, restrictions upon the shares shall not lapse. The Committee may, in its sole discretion, provide for the lapse of restrictions in installments. The Committee may also provide for the lapse of restrictions (for any period not less than one (1) year), in whole or in part, based upon: (i) such performance factors as the Committee may determine, in its sole discretion (provided that the Committee may not exercise its discretion in such a way as to cause a grant of Restricted Stock intended to qualify as performance-based compensation under Section 162(m) of the Code to fail to qualify as such); or (ii) death, Disability or retirement (as determined by the Committee).

(b)	Effect of Change in Control or a Sale or Disposition of a Subsidiary or Division. Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Restricted Stock grant provides to the contrary, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Grantee. In the event of the sale or other disposition of substantially all of the stock or assets of a Subsidiary or a Division, the Committee shall have the discretion to determine whether all restrictions upon any Shares of Restricted Stock (held by a Grantee employed by such Division or Subsidiary) shall lapse immediately and that all such Shares shall become fully vested in the Grantee.

(c)	Employment, Disability, Retirement or Death. Restrictions upon Shares of Restricted Stock granted hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine in connection with the initial employment, Disability, retirement (as determined by the Committee), or death of the Grantee.

5.6	Modification or Substitution. Subject to the terms of the Plan, the Committee may modify outstanding grants of Restricted Stock or accept the surrender of outstanding Shares of Restricted Stock (to the extent the restrictions on such Shares have not yet lapsed) and authorize new grants of Restricted Stock in substitution for them. Notwithstanding the foregoing, no modification of a Restricted Stock Grant shall adversely alter or impair any rights or obligations under the Agreement without the Grantee’s consent and any substitute grant of Restricted Stock which is intended to qualify as performance-based compensation under Section 162(m) of the Code shall separately satisfy the requirements of Section 162(m) for performance-based compensation.

5.7	Treatment of Dividends. At the time Shares of Restricted Stock are granted, the Committee may, in its discretion, determine that the payment to the Grantee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Grantee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Stock (which shall be held as additional Shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of Shares of Restricted Stock (whether held in cash or as additional Shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Shares in respect of which deferred dividends were paid and in no event later than a date which is 2-1/2 months after the calendar year in which such restrictions lapse, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

5.8	Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause uncertificated Shares to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

6.	EFFECT OF A TERMINATION OF EMPLOYMENT.

The Agreement evidencing each Restricted Stock grant shall set forth the terms and conditions applicable to such grant upon a termination or change in the status of the employment of the Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), as the Committee may, in its discretion, determine at the time the Restricted Stock is granted or thereafter.

7.	ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a)	In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Restricted Stock may be granted under the Plan; (ii) the number and class of Shares or other stock or securities which are subject to outstanding Restricted Stock grants under the Plan; and (iii) the maximum number and class of Shares or other stock with respect to which Restricted Stock may be granted to any Eligible Employee in any calendar year.

(b)	If, by reason of a Change in Capitalization, a Grantee of Restricted Stock shall be entitled to new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Restricted Stock grant prior to such Change in Capitalization.

8.	EFFECT OF CERTAIN TRANSACTIONS.

Subject to Section 5.5(b), in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a “Transaction”), the Plan and the Restricted Stock granted hereunder shall continue in effect in accordance with its respective terms and each Grantee shall be entitled to receive in respect of each Share subject to any outstanding Restricted Stock grant, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share.

9.	TERMINATION AND AMENDMENT OF THE PLAN.

The Plan shall terminate on May 31, 2012 and no Shares of Restricted Stock may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a)	No such amendment, modification, suspension or termination shall impair or adversely alter any Restricted Stock therefor granted under the Plan, except with the consent of the Grantee, nor shall any amendment, modification, suspension or termination deprive any Grantee of any Shares which he or she may have acquired through or as a result of the Plan;

(b)	To the extent necessary under applicable law and any applicable listing standards, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulations or listing standards; and

(c)	The provisions of Section 5 shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

10.	NON-EXCLUSIVITY OF THE PLAN.

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Restricted Stock otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

11.	LIMITATION OF LIABILITY.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a)	give any person any right to be granted Restricted Stock other than at the sole discretion of the Committee;

(b)	give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c)	limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d)	be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

12.	REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

12.1	Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas without giving effect to conflict of laws principles.

12.2	The obligation of the Company to deliver Shares with respect to Restricted Stock grants under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities law and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

12.3	The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code (with respect to awards intended to constitute qualified performance-based compensation under this provision), and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the requirements of such Rule or Section 162(m) of the Code, to the extent such requirements are applicable, shall be inoperative and shall not affect the validity of the Plan.

12.4	The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Restricted Stock the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

12.5	Each grant of Restricted Stock is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Restricted Stock or the issuance of Shares, no Restricted Stock shall be granted or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

12.6	Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to Restricted Stock granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

13.	MISCELLANEOUS.

13.1	Multiple Agreements. The terms of each Restricted Stock Grant may differ from others granted under the Plan at the same time, or at some other time. The Committee may also authorize more than one Restricted Stock grant to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more previous grants of Restricted Stock to that Eligible Employee.

13.2	Withholding of Taxes.

(a)	The Company shall have the right to deduct, from any distribution to a Grantee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the receipt of any Shares. If a Grantee is to experience a taxable event in connection with the receipt of Shares, (a “Taxable Event”), the Grantee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company or Grantee may make a written election (the “Tax Election”), which may be accepted or rejected in the discretion of the Committee or Company Secretary, as applicable, to have withheld a portion of the Shares then issuable to him or her having an aggregate fair market value, on the date preceding the date of such issuance, equal to the Withholding Taxes. The Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 13.2 or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

(b)	The Committee shall have the authority, at the time of a Restricted Stock grant under the Plan or at any time thereafter, to award tax bonuses to designated Grantees, to be paid upon payment in respect of Restricted Stock granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

14.	EFFECTIVE DATE.

The effective date of the Plan shall be May 31, 2007, after the date of its adoption by the Board, and the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote, and voting on the issue at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within 12 months of such adoption.

MAIL STOP CF4-324 300 RADIOSHACK CIRCLE FORT WORTH, TX 76102-1964

THIS IS YOUR PROXY - YOUR VOTE IS IMPORTANT

Your vote is important to us. Whether you attend the meeting or not,

please use one of these methods to vote:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. (EDT) on May 16, 2007. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. (EDT) on May 16, 2007. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to RadioShack Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by RadioShack Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK:	RADIO1 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RADIOSHACK CORPORATION

1.	Election of Directors
			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Nominees:
	01 - Frank J. Belatti	06 - H. Eugene Lockhart	O	O	O
	02 - Julian C. Day	07 - Jack L. Messman
	03 - Robert S. Falcone	08 - William G. Morton, Jr.
	04 - Daniel R. Feehan	09 - Thomas G. Plaskett
	05 - Richard J. Hernandez	10 - Edwina D.Woodbury

		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of RadioShack Corporation to serve for the 2007 fiscal year.	O	O	O

3.	Approval of the RadioShack Corporation 2007 Restricted Stock Plan.	O	O	O

4.	Approval of an amendment to the RadioShack 2004 Annual and Long-Term Incentive Compensation Plan.	O	O	O

5.	Shareholder proposal regarding special shareholder meetings.	O	O	O

For address changes and/or comments, please check this box and write them on the back where indicated.			O

	Yes	No
Please indicate if you plan to attend this meeting.	O	O

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed. Please sign exactly as your name(s) appear(s) on this proxy, date and promptly return this proxy in the enclosed envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Mail Stop CF4-324 300 RadioShack Circle Fort Worth, Texas 76102-1964

Annual Meeting Admission Ticket

2007 Annual Meeting of Shareholders

10 a.m. (CDT), Thursday, May 17, 2007

Trinity Building, Fourth Floor

RadioShack Riverfront Campus

Please present this admission ticket to gain

admittance to the meeting. This ticket admits

only the shareholder listed on the reverse side

and is not transferable.

Admission Ticket

(Not Transferable)

The Riverfront Campus (located at the northwest corner of Belknap and Taylor Streets) comprises three office buildings, a common building and a parking garage. The Riverfront Campus address is 300 RadioShack Circle, which is a private driveway off Belknap Street. The Annual Meeting will be held on the fourth floor of the Trinity Building (the common building). Signs and personnel will be present to guide shareholders.

The visitor entrance to the Riverfront Campus parking garage is located at Belknap and Cherry Streets. Visitor parking is on Level 3. In addition, visitors may be dropped off at the main entrance to the Riverfront Campus (off Belknap Street at 300 RadioShack Circle), but parking is not allowed in the front circular driveway.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING ON MAY 17, 2007

The undersigned holder of common stock of RadioShack Corporation hereby appoints Julian C. Day, Frank J. Belatti, Robert S. Falcone, Daniel R. Feehan and Thomas G. Plaskett, and each or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Shareholders of RadioShack Corporation at Fort Worth, Texas on May 17, 2007, or any resumption of the Annual Meeting after any adjournment thereof, as indicated on this proxy, and in their discretion on any other matters that may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed but no instruction given, the votes entitled to be cast by the undersigned will be voted in accordance with the recommendations of the Board of Directors.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN ON THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT) on

May 16, 2007.

THANK YOU FOR VOTING

Address Changes/Comments:  __________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)